Filed Pursuant to Rule 433

Registration Number 333-131973

PRELIMINARY TERM SHEET FOR SGMS 2006-OPT2

Confidential

FREE WRITING PROSPECTUS

$[199,435,000] (Approximate)

Offered Certificates

SG Mortgage Securities Trust 2006-OPT2

SG Mortgage Securities, LLC

Depositor

Option One Mortgage Corporation

Originator and Servicer

Deutsche Bank Securities	SG Americas Securities, LLC
Co-Underwriters

November [10], 2006

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-(800) 861-9789.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1)	that these materials contain confidential information; or

(2)	that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3)	that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

$ [199,435,000] (Approximate)

Offered Certificates

SG Mortgage Securities Trust 2006-OPT2

TRANSACTION HIGHLIGHTS

Offered Certificates	Original Principal Balance (1)	Coupon(2)(3)	Average Life to call (years)	Principal Window to Call (months)	Initial Credit Enhancement Percentage	Scheduled Final	Expected Ratings (M/S/F/D)
Class A-3C	32,668,000	Fltg. Rate Senior (Grp III)	3.00	29 - 65	23.95%	Oct 2036	Aaa/AAA/AAA/AAA
Class M-1	44,330,000	Fltg. Rate Subordinate	4.06	43 - 54	18.70%	Oct 2036	Aa1/AA+/AA+/AA (high)
Class M-2	40,531,000	Fltg. Rate Subordinate	5.28	54 - 75	13.90%	Oct 2036	Aa2/AA/AA/AA
Class M-3	12,666,000	Fltg. Rate Subordinate	6.28	75 - 75	12.40%	Oct 2036	Aa3/AA-/AA-/AA (low)
Class M-4	17,732,000	Fltg. Rate Subordinate	4.50	42 - 75	10.30%	Oct 2036	A1/A+/A+/A (high)
Class M-5	14,355,000	Fltg. Rate Subordinate	4.45	41 - 75	8.60%	Oct 2036	A2/A/A/A
Class M-6	8,444,000	Fltg. Rate Subordinate	4.42	40 - 75	7.60%	Oct 2036	A3/A-/A-/A (low)
Class M-7	11,399,000	Fltg. Rate Subordinate	4.40	39 - 75	6.25%	Oct 2036	Baa1/BBB+/BBB+/BBB (high)
Class M-8	6,333,000	Fltg. Rate Subordinate	4.37	39 - 75	5.50%	Oct 2036	Baa2/BBB/BBB/BBB
Class M-9	10,977,000	Fltg. Rate Subordinate	4.36	38 - 75	4.20%	Oct 2036	Baa3/BBB-/BBB-/BBB (low)

Not Offered Hereby (4)

Class A-1	154,787,000	Fltg. Rate Senior (Grp I)	NA	23.95%	Oct 2036	Aaa/AAA/AAA/AAA
Class A-2	212,187,000	Fltg. Rate Senior (Grp II)	NA	23.95%	Oct 2036	Aaa/AAA/AAA/AAA
Class A-3A	156,434,000	Fltg. Rate Senior (Grp III)	NA	23.95%	Oct 2036	Aaa/AAA/AAA/AAA
Class A-3B	60,083,000	Fltg. Rate Senior (Grp III)	NA	23.95%	Oct 2036	Aaa/AAA/AAA/AAA
Class A-3D	25,997,000	Fltg. Rate Senior (Grp III)	NA	23.95%	Oct 2036	Aaa/AAA/AAA/AAA
Class M-10	13,088,000	Fltg. Rate Subordinate	NA	2.65%	Oct 2036	Ba1/BB+/BB+/BB (high)
Class M-11	10,133,000	Fltg. Rate Subordinate	NA	1.45%	Oct 2036	Ba2/BB/NR/BB

Notes:

(1)	The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.
(2)	The Offered Certificates will be priced to call. After the clean-up call date, the related margin on the Class A Certificates will double and the related margin on the Class M Certificates will increase by 1.5x the initial margin.
(3)	The pass-through rate on Class A Certificates and the Class M Certificates will be equal to the lesser of (a) the related formula rate and (b) the Net WAC Pass-Through Rate (as defined herein).
(4)	The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3D, Class M-10 and Class M-11 Certificates are not offered hereby. These Certificates are described herein because their amount, structure, rights, and other characteristics affect the amount, structure, rights, risks and other characteristics of the Offered Certificates.

PREPAYMENT ASSUMPTION

Adjustable-Rate Mortgage Loans	5% CPR in month 1, building linearly to 27% CPR by month 12, and remaining at 27% CPR until period 23, 60% CPR from month 24 until month 27, 30% CPR thereafter.

Fixed-Rate Mortgage Loans	4% CPR in month 1, building linearly to 23% CPR by month 12, and remaining at 23% CPR thereafter.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Contact Information

Deutsche Bank Securities

Banking

Name:	Telephone:	E-Mail:

Ryan Stark Director	212.250.8473	Ryan.stark@db.com

Randal Johnson Associate	212.250.1245	Randal.johnson@db.com

Anjali Mecklai Associate	212.250.4214	Anjali.mecklai@db.com

Aarthi Sowrirajan Analyst	212.250.4377	Aarthi.sowrirajan@db.com

Structuring

Dennis Currier Director	212.250.1639	Dennis.currier@db.com

Patrick Kim Associate	212.250.3053	Patrick.kim@db.com

Andrew McDermott Analyst	212.250.3978	Andrew.mcdermott@db.com

Collateral

Steve Lumer Director	212.250.0115	Steve.lumer@db.com

Yiyun Tsai Analyst	212.250.5312	Yiyun.tsai@db.com

Syndicate

Brian Wiele Managing Director	212.250.7730	Brian.wiele@db.com

Con Accibal Vice President	212.250.7730	Constancio.accibal@db.com

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Issuer:	SG Mortgage Securities Trust 2006-OPT2

Depositor:	SG Mortgage Securities, LLC

Originator and Servicer:	Option One Mortgage Corporation (“Option One”)

Co-Lead Underwriters:	Deutsche Bank Securities & SG Americas Securities, LLC

Custodian, Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Trustee:	HSBC Bank USA, National Association

Servicer Rating:	Primary Servicer: SQ1 by Moody’s Investors Service and “Strong” by Standard & Poor’s and RPS1 by Fitch Ratings.

Swap Provider:	[TBD]

Credit Risk Manager:	Pentalpha Surveillance LLC

Offered Certificates:	The Class A-3C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Offered Certificates.”

Non-Offered Certificates:	The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3D, Class M-10 and Class M-11 Certificates are collectively referred to herein as the “Non-Offered Certificates”. The Offered Certificates and the Non-Offered Certificates are collectively referred to herein as the “Certificates.”

Class A Certificates:	The Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates are collectively referred to herein as the “Class A Certificates.”

Class A-3 Certificates:	The Class A-3A, Class A-3B, Class A-3C, and Class A-3D Certificates are collectively referred to herein as the “Class A-3Certificates.”

Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are collectively referred to herein as the “Subordinate Certificates.”

Federal Tax Status:	It is anticipated that the Class A and Subordinate Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Expected Pricing Date:	The week of November [13], 2006

Statistical Calculation Date:	[November 1, 2006]

Cut-off Date:	[December 1, 2006]

Expected Closing Date:	On or about December [14], 2006

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in [January 25, 2007].

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Determination Date:	The “Determination Date” with respect to any Distribution Date is the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, on the immediately preceding business day.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:	The interest accrual period for each Distribution Date with respect to the Class A and Subordinate Certificates will be the period beginning on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	The Offered Certificates will not be ERISA eligible.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:	An amount equal to the Servicing Fee Rate multiplied by the aggregate principal balance of the mortgage loans as of the first day of the prior month. The “Servicing Fee Rate” is equal to approximately 0.30% per annum for the first 10 due periods, approximately 0.40% per annum for due periods 11 through 30, and approximately 0.65% per annum for due periods 31 and thereafter.

Credit Risk Manager Fee:	An amount equal to the Credit Risk Manager Fee Rate multiplied by the aggregate principal balance of the mortgage loans as of the first day of the prior month. The “Credit Risk Manager Fee Rate” is equal to [0.015]% per annum.

Optional Termination:	The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:	As of the Statistical Calculation Date, the Mortgage Loans will consist of approximately 3,797 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans (the “Mortgage Loans”). The aggregate scheduled principal balance of all of the Mortgage Loans is expected to be approximately $844,385,998 as of the Cut-off Date after giving effect to scheduled principal payments due on or before the Cut-off Date, whether or not received. The Mortgage Loans will be separated into three groups. As of the Statistical Calculation Date, the Group I Mortgage Loans consist of approximately 1,090 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans with an aggregate scheduled balance as of the Cut-off Date of approximately $203,532,831, the Group II Mortgage Loans consist of approximately 1,580 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans with an aggregate scheduled balance as of the Cut-off Date of approximately $279,009,079 and the Group III Mortgage Loans consist of approximately 1,127 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans with an aggregate scheduled balance as of the Cut-off Date of approximately $361,844,089.

It is not anticipated that any material pool characteristic of the mortgage pool at the time of issuance of the certificates will differ by more than 5% (other than as a result of pool assets converting to cash in accordance with their terms) from the description of the mortgage pool in this Free Writing Prospectus.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Due Period:	The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:	The Prepayment Period for any Distribution Date is the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or in the case of the first Distribution Date, from December 1, 2006) and ending on the Determination Date of the calendar month in which such Distribution Date falls.

Interest Distribution Amount:	For the Certificates of any class on any Distribution Date, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Service Members’ Civil Relief Act or similar state or local laws.

Interest Carry Forward Amount:	The “Interest Carry Forward Amount” with respect to any class of Class A Certificates or Subordinate Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on that class of certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on that class of certificates for the most recently ended Interest Accrual Period.

Senior Interest Distribution Amount:	For the Class A Certificates on any Distribution Date, an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Monthly Servicer Advances:	The Servicer will be obligated to make advances of delinquent monthly principal and interest payments, only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:	The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls due to partial principal prepayments and principal prepayments in full on the Mortgage Loans.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates for any Distribution Date, will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Pass-Through Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates for any Distribution Date, will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Maximum Mortgage Rate:	The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs or the Cut-off Date with respect to the first Distribution Date, less the Servicing Fee Rate and Credit Risk Manager Fee Rate.

Maximum Cap:	The “Maximum Cap” on each Class of Certificates for any Distribution Date, will be the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans plus a fraction expressed as a percentage, the numerator of which is the Net Swap Payment received by the trust from the Swap Provider and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the prior calendar month, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Net WAC Pass-Through Rate:	Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, (a) the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus (i) the Servicing Fees and Credit Risk Manager Fees with respect to the related Mortgage Loans for such Distribution Date; and (ii) the Group I Allocation Percentage, the Group II Allocation Percentage or Group III Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date which was not caused by the occurrence of a swap provider trigger event; and (b) the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Subordinate Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the scheduled principal balance of each loan group, the current principal balance of the related Class A Certificates) of the Net WAC Pass-Through Rate for (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates and (iii) the Class A-3 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans.

Group III Allocation Percentage: The aggregate principal balance of the Group III Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans.

Net WAC Rate Carryover Amount:	The “Net WAC Rate Carryover Amount”, with respect to any class of the Class A and Subordinate Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of (a) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (b) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Credit Enhancement:	Consists of the following:

1) Excess interest;
2) Overcollateralization; and
3) Subordination.

Allocation of Losses:	If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Net Monthly Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Class A Certificates.

Required Overcollateralization Amount:	Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificate holders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, will equal the Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount will be permitted to decrease to two times the Target Percentage of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess interest on the Mortgage Loans, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Target Percentage:	The “Target Percentage” will be [1.45] %.

Overcollateralization Increase Amount:	An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:	An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

Stepdown Date:	Is the earlier of (i) the first Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in January 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is greater than or equal to approximately [47.90]%.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Credit Enhancement Percentage:	The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates plus the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the mortgage loans and distributions of the Principal Distribution Amount to holders of the certificates then entitled to distributions of principal on the Distribution Date.
Expected Credit Support Percentages:

	Rating (M/S/F/D)	Initial Credit Support	After Stepdown Date Expected Support
Class A Certificates	Aaa/AAA/AAA/AAA	23.95%	47.90%
Class M-1	Aa1/AA+/AA+/AA (high)	18.70%	24.80%
Class M-2	Aa2/AA/AA/AA	13.90%	24.80%
Class M-3	Aa3/AA-/AA-/AA (low)	12.40%	24.80%
Class M-4	A1/A+/A+/A (high)	10.30%	20.60%
Class M-5	A2/A/A/A	8.60%	17.20%
Class M-6	A3/A-/A-/A (low)	7.60%	15.20%
Class M-7	Baa1/BBB+/BBB+/BBB (high)	6.25%	12.50%
Class M-8	Baa2/BBB/BBB/BBB	5.50%	11.00%
Class M-9	Baa3/BBB-/BBB-/BBB (low)	4.20%	8.40%
Class M-10	Ba1/BB+/BB+/BB (high)	2.65%	5.30%
Class M-11	Ba2/BB/NR/BB	1.45%	2.90%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Net Monthly Excess Cashflow:	For any Distribution Date, an amount equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of (w) any Net Swap Payment and the Swap Termination Payment not caused by the occurrence of a swap provider trigger event, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, (x) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (y) with respect to the Subordinate Certificates, the related Interest Distribution Amount for such Distribution Date and (z) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date (excluding any Overcollateralization Increase Amount).

Swap Agreement:	On the Closing Date, the Securities Administrator, on behalf of the supplemental interest trust, will enter into a Swap Agreement with the Swap Provider. The Swap Agreement will have an initial notional amount of $[422,192,999]. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.32]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A and Subordinate Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider there under will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders.

Cap Agreement:	On the Closing Date, the Securities Administrator, on behalf of the Supplemental Interest Trust, will enter into a “Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in [January 2007] and ending on the Distribution Date immediately following the Distribution Date occurring in [June 2007], to make payments to the Supplemental Interest Trust. The Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Available Distribution Amount:	For any Distribution Date, an amount equal to the sum of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Monthly Servicer Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of prepayment interest shortfalls for the related Due Period minus amounts payable or reimbursable therefrom to the Servicer, Master Servicer, Securities Administrator, Custodian, the Credit Risk Manager and the Trustee.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Payment Priority:

On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.      To pay any Net Swap Payment or the Swap Termination Payment (not caused by a swap provider trigger event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.      To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Subordinate Certificates, on a sequential basis.

3.      To pay principal to the Class A Certificates in accordance with the principal payment provisions described below.

4.      To pay principal to the Subordinate Certificates in accordance with the principal payment provisions described below.

5.      From the Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.

6.      From the Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Subordinate Certificates, on a sequential basis.

7.      From the Net Monthly Excess Cashflow, if any, to pay the allocated Realized Losses on the Subordinate Certificates, on a sequential basis.

8.      From the Net Monthly Excess Cashflow, if any, to pay the Class A Certificates pro rata, any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Service Members’ Civil Relief Act or similar state or local law or the United States bankruptcy code with respect to the Mortgage Loans.

9.      From the Net Monthly Excess Cashflow, if any, to pay the Subordinate Certificates, sequentially, any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Service Members’ Civil Relief Act or similar state or local law or the United States bankruptcy code with respect to the Mortgage Loans.

10.    From the Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Subordinate Certificates in the same order of priority as described in 2 above.

11.    From the Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

12.    To pay any remaining amount to certain non-offered certificates identified in, and in accordance with the provisions of, the Pooling and Servicing Agreement.

Any amounts on deposit to the Supplemental Interest Trust and not required to be paid to the Swap Provider will be paid as follows:

(1)    To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

(2)    To pay any principal to the certificates then entitled to distributions of principal an amount necessary to restore or maintain the Required Overcollateralization Amount.*

(3)    To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Subordinate Certificates remaining unpaid in the same order of priority as described above.

(4)    To pay any allocated Realized Losses remaining unpaid on the Subordinate Certificates, sequentially.

_____________

*  At no time shall this amount be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans from and after the Cut-Off Date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Class A Principal Distribution Amount:	Until the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a [47.90]% Credit Support Percentage (2x the Class A Initial Credit Support Percentage).

Principal distributions to the Class A-1 Certificates will be made first from payments related to the Group I Mortgage Loans and will be allocated to the Class A-1 Certificates, until the Certificate Principal Balance of such class has been reduced to zero. Principal distributions to the Class A-2 Certificates will be made first from payments related to the Group II Mortgage Loans and will be allocated to the Class A-2 Certificates, until the Certificate Principal Balance of such class has been reduced to zero. Principal distributions to the Class A-3 Certificates will be made first from payments related to the Group III Mortgage Loans and will be allocated sequentially to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Subordinate Certificates Principal Distribution Amount:	To the extent the Senior Certificates are still outstanding; the Subordinate Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Subordinate Certificates, first to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, until the Class M-1, Class M-2 and Class M-3 Certificates together reach approximately a [24.80]% Credit Support Percentage (2x the Class M-3 Initial Credit Support Percentage), second to the Class M-4 Certificates until such class reaches approximately a [20.60]% Credit Support Percentage (2x the Class M-4 Initial Credit Support Percentage), third to the Class M-5 Certificates until such class reaches approximately a [17.20]% Credit Support Percentage (2x the Class M-5 Initial Credit Support Percentage), fourth to the Class M-6 Certificates until such class reaches approximately a [15.20]% Credit Support Percentage (2x the Class M-6 Initial Credit Support Percentage), fifth to the Class M-7 Certificates until such class reaches approximately a [12.50]% Credit Support Percentage (2x the Class M-7 Initial Credit Support Percentage), sixth to the Class M-8 Certificates until such class reaches approximately a [11.00]% Credit Support Percentage (2x the Class M-8 Initial Credit Support Percentage), seventh to the Class M-9 Certificates until such class reaches approximately a [8.40]% Credit Support Percentage (2x the Class M-9 Initial Credit Support Percentage), eighth to the Class M-10 Certificates until such class reaches approximately a [5.30]% Credit Support Percentage (2x the Class M-10 Initial Credit Support Percentage), and ninth to the Class M-11 Certificates until such class reaches approximately a [2.90]% Credit Support Percentage (2x the Class M-11 Initial Credit Support Percentage).

Trigger Event:	A Trigger Event will be in effect if the Delinquency Test or the Cumulative Loss Test is violated.

Delinquency Test:	With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO, but excluding any liquidated Mortgage Loans as of the end of the related Prepayment Period) over the immediately preceding three-month period by (ii) the aggregate principal balance of the Mortgage Loans over the immediately preceding three-month period, in each case, as of the last day of the previous calendar month exceeds [34.45]% of the Credit Enhancement Percentage.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Cumulative Loss Test:	The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage

[January 2009 – December 2009]	[1.45]% plus 1/12 of [1.80]% thereafter

[January 2010 – December 2010]	[3.25]% plus 1/12 of [1.80]% thereafter

[January 2011 – December 2011]	[5.05]% plus 1/12 of [1.45]% thereafter

[January 2012 – December 2012]	[6.50]% plus 1/12 of [0.70]% thereafter

[January 2013] and thereafter	[7.20]%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

The notional amount with respect to the Swap Agreement and each Distribution Date will be the amount specified in the table below.

Swap Agreement Notional Balance Schedule

Dist Date	Notional Balance ($)	Dist Date	Notional Balance ($)
1/25/07	422,192,999	7/25/09	140,957,189
2/25/07	416,722,054	8/25/09	135,847,228
3/25/07	410,185,152	9/25/09	130,907,056
4/25/07	402,962,206	10/25/09	126,132,045
5/25/07	394,912,839	11/25/09	121,516,048
6/25/07	385,900,702	12/25/09	117,056,649
7/25/07	751,747,804	1/25/10	75,192,230
8/25/07	728,753,381	2/25/10	72,492,358
9/25/07	704,706,980	3/25/10	69,889,640
10/25/07	680,497,302	4/25/10	67,380,639
11/25/07	656,589,966	5/25/10	64,961,874
12/25/07	633,176,563	6/25/10	62,630,091
1/25/08	610,749,383	7/25/10	60,382,154
2/25/08	588,834,716	8/25/10	58,215,039
3/25/08	565,714,320	9/25/10	56,125,863
4/25/08	538,823,412	10/25/10	54,111,962
5/25/08	505,829,167	11/25/10	52,170,443
6/25/08	474,930,999	12/25/10	50,298,698
7/25/08	445,989,993	1/25/11	48,494,214
8/25/08	418,861,880	2/25/11	46,754,568
9/25/08	393,389,577	3/25/11	45,077,452
10/25/08	369,473,823	4/25/11	43,460,672
11/25/08	347,049,605	5/25/11	41,901,968
12/25/08	326,022,530	6/25/11	40,399,247
1/25/09	183,782,536	7/25/11	38,950,494
2/25/09	172,647,409	8/25/11	37,552,142
3/25/09	163,425,466	9/25/11	36,184,091
4/25/09	157,486,243	10/25/11	34,815,525
5/25/09	151,767,377	11/25/11	33,486,343
6/25/09	146,260,400	12/25/11	32,230,707

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

The notional amount with respect to the Cap Agreement and each Distribution Date will be the amount specified in the table below.

Cap Agreement Notional Balance Schedule

Dist Date	Notional Balance ($)	Cap Strike
1/25/07	409,951,001	7.50%
2/25/07	404,122,963	7.50%
3/25/07	397,380,325	7.50%
4/25/07	389,948,778	7.50%
5/25/07	381,567,396	7.50%
6/25/07	372,357,542	7.50%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Net WAC Rate for the Certificates

Period	Dist Date	Group III AAA (%) (1) (3)	Group III AAA (%) (2) (3)	Period	Dist Date	Group III AAA (%) (1) (3)	Group III AAA (%) (2) (3)
1	1/25/2007	5.84	5.84	39	3/25/2010	11.30	17.89
2	2/25/2007	7.91	21.31	40	4/25/2010	10.35	16.67
3	3/25/2007	8.47	21.85	41	5/25/2010	10.65	17.01
4	4/25/2007	7.91	21.27	42	6/25/2010	10.35	16.61
5	5/25/2007	8.09	21.42	43	7/25/2010	10.65	16.96
6	6/25/2007	7.91	21.2	44	8/25/2010	10.36	16.57
7	7/25/2007	8.09	22.63	45	9/25/2010	10.36	16.56
8	8/25/2007	8.00	22.46	46	10/25/2010	10.65	16.91
9	9/25/2007	8.00	22.36	47	11/25/2010	10.36	16.50
10	10/25/2007	8.09	22.33	48	12/25/2010	10.65	16.85
11	11/25/2007	7.90	22.01	49	1/25/2011	10.36	16.45
12	12/25/2007	7.99	21.96	50	2/25/2011	10.36	16.43
13	1/25/2008	7.89	21.74	51	3/25/2011	11.32	17.63
14	2/25/2008	7.89	21.6	52	4/25/2011	10.36	16.39
15	3/25/2008	8.10	21.62	53	5/25/2011	10.66	16.74
16	4/25/2008	7.89	21.11	54	6/25/2011	10.36	16.34
17	5/25/2008	7.99	20.74	55	7/25/2011	10.66	16.69
18	6/25/2008	7.88	20.17	56	8/25/2011	10.41	16.34
19	7/25/2008	7.99	19.85	57	9/25/2011	10.54	16.45
20	8/25/2008	9.63	21.34	58	10/25/2011	10.85	16.81
21	9/25/2008	10.31	22.22	59	11/25/2011	10.54	16.39
22	10/25/2008	10.51	22.57	60	12/25/2011	10.85	16.74
23	11/25/2008	10.31	22.53	61	1/25/2012	10.50	12.84
24	12/25/2008	10.51	22.65	62	2/25/2012	10.51	12.86
25	1/25/2009	10.26	17.34	63	3/25/2012	11.28	13.79
26	2/25/2009	10.52	17.71	64	4/25/2012	10.55	12.90
27	3/25/2009	11.40	18.71	65	5/25/2012	10.90	13.33
28	4/25/2009	10.53	17.72	66	6/25/2012	10.55	12.90
29	5/25/2009	10.80	17.97	67	7/25/2012	10.90	13.33
30	6/25/2009	10.52	17.63	68	8/25/2012	10.55	12.92
31	7/25/2009	10.55	17.62	69	9/25/2012	10.56	12.96
32	8/25/2009	10.32	17.93	70	10/25/2012	10.92	13.39
33	9/25/2009	10.36	18.15	71	11/25/2012	10.56	12.96
34	10/25/2009	10.63	18.43	72	12/25/2012	10.92	13.39
35	11/25/2009	10.36	18.06	73	1/25/2013	10.56	12.96
36	12/25/2009	10.63	18.33	74	2/25/2013	10.56	12.97
37	1/25/2010	10.34	15.89	75	3/25/2013	11.70	14.41
38	2/25/2010	10.35	16.48

(1)	Assumes that 1-month LIBOR is [5.32] % and 6-month LIBOR is [5.35375] %, and are run at the pricing speed to call.
(2)	Assumes that 1-month LIBOR and 6-month LIBOR are [5.32] % and [5.35375] %, respectively, in the first period and then remain constant at 20% thereafter, and payments are received from the related Swap Agreement and Cap Agreement.
(3)	Assumes no losses.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Net WAC Rate for the Certificates

Period	Dist Date	Sub (%) (1) (3)	Sub (%) (2) (3)	Period	Dist Date	Sub (%) (1) (3)	Sub (%) (2) (3)
1	1/25/2007	6.03	6.03	39	3/25/2010	11.34	18.27
2	2/25/2007	8.17	21.57	40	4/25/2010	10.38	17.00
3	3/25/2007	8.76	22.14	41	5/25/2010	10.68	17.36
4	4/25/2007	8.17	21.53	42	6/25/2010	10.38	16.95
5	5/25/2007	8.36	21.69	43	7/25/2010	10.68	17.30
6	6/25/2007	8.17	21.46	44	8/25/2010	10.39	16.90
7	7/25/2007	8.36	22.90	45	9/25/2010	10.39	16.90
8	8/25/2007	8.26	22.72	46	10/25/2010	10.69	17.26
9	9/25/2007	8.25	22.62	47	11/25/2010	10.39	16.84
10	10/25/2007	8.36	22.60	48	12/25/2010	10.69	17.20
11	11/25/2007	8.16	22.27	49	1/25/2011	10.39	16.79
12	12/25/2007	8.26	22.23	50	2/25/2011	10.39	16.77
13	1/25/2008	8.15	21.99	51	3/25/2011	11.35	18.01
14	2/25/2008	8.15	21.86	52	4/25/2011	10.38	16.73
15	3/25/2008	8.37	21.89	53	5/25/2011	10.69	17.09
16	4/25/2008	8.15	21.37	54	6/25/2011	10.38	16.68
17	5/25/2008	8.26	21.01	55	7/25/2011	10.69	17.04
18	6/25/2008	8.14	20.43	56	8/25/2011	10.43	16.68
19	7/25/2008	8.26	20.11	57	9/25/2011	10.58	16.80
20	8/25/2008	9.21	20.95	58	10/25/2011	10.89	17.17
21	9/25/2008	10.44	22.51	59	11/25/2011	10.58	16.74
22	10/25/2008	10.64	22.88	60	12/25/2011	10.89	17.11
23	11/25/2008	10.44	22.82	61	1/25/2012	10.54	13.20
24	12/25/2008	10.65	22.95	62	2/25/2012	10.55	13.21
25	1/25/2009	10.38	17.63	63	3/25/2012	11.31	14.17
26	2/25/2009	10.52	17.79	64	4/25/2012	10.58	13.26
27	3/25/2009	11.45	19.06	65	5/25/2012	10.93	13.70
28	4/25/2009	10.58	18.03	66	6/25/2012	10.58	13.26
29	5/25/2009	10.85	18.29	67	7/25/2012	10.93	13.70
30	6/25/2009	10.58	17.94	68	8/25/2012	10.58	13.27
31	7/25/2009	10.60	17.95	69	9/25/2012	10.59	13.32
32	8/25/2009	10.35	18.01	70	10/25/2012	10.94	13.77
33	9/25/2009	10.40	18.48	71	11/25/2012	10.59	13.32
34	10/25/2009	10.67	18.76	72	12/25/2012	10.94	13.76
35	11/25/2009	10.40	18.38	73	1/25/2013	10.59	13.32
36	12/25/2009	10.67	18.66	74	2/25/2013	10.59	13.33
37	1/25/2010	10.37	16.22	75	3/25/2013	11.72	14.82
38	2/25/2010	10.38	16.58

(1)	Assumes that 1-month LIBOR is [5.32] % and 6-month LIBOR is [5.35375] %, and are run at the pricing speed to call.
(2)	Assumes that 1-month LIBOR and 6-month LIBOR are [5.32] % and [5.35375] %, respectively, in the first period and then remain constant at 20% thereafter, and payments are received from the related Swap Agreement and Cap Agreement.
(3)	Assumes no losses.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Prepayment Sensitivity Tables

Assumes No Losses, 1- month LIBOR @ [5.32] % and 6-month LIBOR @ [5.35375] %

Excludes Net WAC Rate Carryover Amount

Class A-3C (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	9.13	5.87	3.00	2.01	1.74	1.66
Modified Duration (years)	7.06	4.94	2.72	1.88	1.65	1.57
Payment Start	84	54	29	22	20	19
Payment End	142	92	65	27	21	20

Class A-3C (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	9.13	5.87	3.00	2.01	1.74	1.66
Modified Duration (years)	7.06	4.94	2.72	1.88	1.65	1.57
Payment Start	84	54	29	22	20	19
Payment End	142	92	65	27	21	20

Class M-1 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	5.80	3.84	4.06	4.29	2.87	2.31
Modified Duration (years)	4.87	3.40	3.59	3.76	2.61	2.14
Payment Start	50	38	43	33	23	21
Payment End	93	60	54	56	40	31

Class M-1 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	5.80	3.84	4.06	4.32	2.90	2.32
Modified Duration (years)	4.87	3.40	3.59	3.79	2.64	2.15
Payment Start	50	38	43	33	23	21
Payment End	93	60	54	60	44	33

Class M-2 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	10.81	6.99	5.28	4.70	3.36	2.61
Modified Duration (years)	7.92	5.67	4.50	4.07	3.02	2.40
Payment Start	93	60	54	56	40	31
Payment End	163	106	75	56	40	31

Class M-2 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	11.00	7.12	5.38	6.23	4.60	3.57
Modified Duration (years)	8.00	5.74	4.57	5.17	3.99	3.19
Payment Start	93	60	54	60	44	33
Payment End	192	126	90	97	73	57

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Prepayment Sensitivity Tables

Assumes No Losses, 1- month LIBOR @ [5.32] % and 6-month LIBOR @ [5.35375] %

Excludes Net WAC Rate Carryover Amount

Class M-3 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	13.61	8.86	6.28	4.70	3.36	2.61
Modified Duration (years)	9.34	6.87	5.21	4.07	3.02	2.40
Payment Start	163	106	75	56	40	31
Payment End	163	106	75	56	40	31

Class M-3 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	19.98	13.43	9.67	9.25	7.00	5.52
Modified Duration (years)	11.69	9.20	7.30	7.07	5.68	4.66
Payment Start	192	126	90	97	73	57
Payment End	299	209	152	132	101	80

Class M-4 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.90	5.78	4.50	3.92	2.88	2.15
Modified Duration (years)	6.69	4.76	3.89	3.46	2.62	2.00
Payment Start	50	38	42	42	31	23
Payment End	163	106	75	56	40	31

Class M-4 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	9.73	6.37	4.94	4.25	3.15	2.36
Modified Duration (years)	7.01	5.07	4.16	3.69	2.83	2.17
Payment Start	50	38	42	42	31	23
Payment End	263	178	129	97	73	57

Class M-5 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.90	5.78	4.45	3.79	2.76	2.11
Modified Duration (years)	6.67	4.75	3.84	3.35	2.51	1.96
Payment Start	50	38	41	40	29	23
Payment End	163	106	75	56	40	31

Class M-5 (to maturity)
% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	9.69	6.33	4.87	4.10	3.01	2.31
Modified Duration (years)	6.98	5.05	4.11	3.57	2.71	2.12
Payment Start	50	38	41	40	29	23
Payment End	253	170	122	92	69	54

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Prepayment Sensitivity Tables

Assumes No Losses, 1- month LIBOR @ [5.32] % and 6-month LIBOR @ [5.35375] %

Excludes Net WAC Rate Carryover Amount

Class M-6 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.90	5.78	4.42	3.71	2.69	2.10
Modified Duration (years)	6.66	4.74	3.81	3.28	2.45	1.95
Payment Start	50	37	40	39	28	22
Payment End	163	106	75	56	40	31

Class M-6 (to maturity)
% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	9.65	6.30	4.81	4.00	2.92	2.28
Modified Duration (years)	6.95	5.02	4.06	3.49	2.63	2.10
Payment Start	50	37	40	39	28	22
Payment End	242	162	117	87	65	51

Class M-7 (to call)
% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.90	5.77	4.40	3.65	2.63	2.06
Modified Duration (years)	6.53	4.67	3.75	3.21	2.38	1.90
Payment Start	50	37	39	38	27	22
Payment End	163	106	75	56	40	31

Class M-7 (to maturity)
% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	9.59	6.25	4.76	3.92	2.84	2.23
Modified Duration (years)	6.79	4.92	3.98	3.39	2.55	2.04
Payment Start	50	37	39	38	27	22
Payment End	235	157	112	84	63	49

Class M-8 (to call)
% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.90	5.77	4.37	3.61	2.58	2.06
Modified Duration (years)	6.43	4.62	3.70	3.15	2.33	1.90
Payment Start	50	37	39	37	27	22
Payment End	163	106	75	56	40	31

Class M-8 (to maturity)
% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	9.53	6.20	4.70	3.85	2.78	2.21
Modified Duration (years)	6.66	4.85	3.90	3.32	2.48	2.02
Payment Start	50	37	39	37	27	22
Payment End	223	148	106	79	59	46

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Prepayment Sensitivity Tables

Assumes No Losses, 1- month LIBOR @ [5.32] % and 6-month LIBOR @ [5.35375] %

Excludes Net WAC Rate Carryover Amount

Class M-9 (to call)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	8.90	5.77	4.36	3.56	2.55	2.06
Modified Duration (years)	6.14	4.47	3.60	3.05	2.27	1.87
Payment Start	50	37	38	36	26	22
Payment End	163	106	75	56	40	31

Class M-9 (to maturity)

% of Prepayment Assumption	50%	75%	100%	125%	150%	175%
Average Life (years)	9.43	6.13	4.63	3.77	2.71	2.18
Modified Duration (years)	6.31	4.64	3.76	3.18	2.39	1.96
Payment Start	50	37	38	36	26	22
Payment End	215	142	102	76	56	43

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Excess Spread

Assumes Pricing Prepayment Speed, No Losses, Excludes Net WAC Rate Carryover Amount.

Static LIBOR: 1-month LIBOR @ [5.32] % and 6-month LIBOR @ [5.35375] %

Period	Excess Spread (Static LIBOR) (%)	Excess Spread (Forward LIBOR) (%)	Period	Excess Spread (Static LIBOR) (%)	Excess Spread (Forward LIBOR) (%)
1	N/A	N/A	39	5.29	5.22
2	2.76	2.73	40	4.90	4.86
3	3.04	3.02	41	5.05	5.00
4	2.75	2.75	42	4.92	4.87
5	2.85	2.84	43	5.06	5.01
6	2.75	2.75	44	4.92	4.89
7	2.84	2.84	45	4.93	4.90
8	2.83	2.83	46	5.07	5.03
9	2.83	2.83	47	4.93	4.90
10	2.84	2.84	48	5.07	5.03
11	2.72	2.73	49	4.93	4.85
12	2.73	2.74	50	4.93	4.87
13	2.71	2.72	51	5.35	5.31
14	2.71	2.72	52	4.93	4.90
15	2.75	2.77	53	5.07	5.04
16	2.70	2.73	54	4.93	4.90
17	2.72	2.77	55	5.07	5.04
18	2.68	2.75	56	4.98	4.96
19	2.71	2.80	57	5.13	5.12
20	3.78	3.78	58	5.28	5.26
21	5.04	4.84	59	5.14	5.13
22	5.07	4.87	60	5.30	5.28
23	5.03	4.83	61	5.12	5.12
24	5.06	4.86	62	5.14	5.15
25	4.95	4.86	63	5.55	5.57
26	5.09	4.95	64	5.19	5.22
27	5.46	5.30	65	5.38	5.40
28	5.14	5.01	66	5.20	5.23
29	5.24	5.11	67	5.40	5.42
30	5.13	5.01	68	5.22	5.25
31	4.98	4.86	69	5.24	5.27
32	4.89	4.77	70	5.43	5.46
33	4.93	4.81	71	5.26	5.29
34	5.04	4.92	72	5.45	5.48
35	4.92	4.81	73	5.28	5.28
36	5.03	4.92	74	5.29	5.30
37	4.88	4.75	75	5.85	5.85
38	4.81	4.72

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Breakeven CDR Table

The tables below describe the Constant Default Rate (“CDR”) and the related cumulative loss on the mortgage loans that cause the referenced class to incur an initial writedown. Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 40% loss severity, (3) 12-month lag from default to loss, (4) triggers fail (i.e., no stepdown), (5) Servicer advances 100% of principal and interest for defaulted loans until loss is realized.

	Static LIBOR (%)		Forward LIBOR (%)
	CDR Break	Cumulative Loss	CDR Break	Cumulative Loss
Class M-1	35.21	22.71	34.94	22.61
Class M-2	25.69	18.69	25.50	18.60
Class M-3	23.12	17.43	22.95	17.34
Class M-4	19.80	15.67	19.65	15.58
Class M-5	17.31	14.23	17.18	14.15
Class M-6	15.90	13.36	15.78	13.28
Class M-7	14.03	12.15	13.92	12.08
Class M-8	12.99	11.45	12.88	11.37
Class M-9	11.18	10.17	11.09	10.10

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DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Summary

The statistics given below are calculated based on the Mortgage Loans existing on the Statistical Calculation Date and their aggregate principal balance as of the Cut-off Date, after giving affect to scheduled principal payments due on or before that date whether or not received.

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:		3,797

Aggregate Scheduled Principal Balance:		$844,385,998	$5,103 - $1,993,826

Average Scheduled Principal Balance:		$222,382

Aggregate Conforming Scheduled Principal Balance:		72.34%

Wtd. Avg. Seasoning (months):		4

Interest Only Mortgage Loans:		14.34%

Interest Only Term (months):		60

Non-Balloon Loans:		66.47%

1st Lien:		98.05%

2nd Lien:		1.95%

Adjustable Rate %:		98.05%

Fixed Rate %:		1.95%

Wtd. Avg. Mortgage Rates:		8.670%	5.750% - 14.575%

Latest Maturity Date:		9/1/2036

Wtd. Avg. Remaining Term to Maturity (months):		355	176 – 357

Wtd. Avg. Gross Margin (ARM Loans Only):		6.245%	3.000% - 9.500%

Wtd. Avg. Initial Periodic Rate Cap (ARM Loans Only):		2.993%

Wtd. Avg. Lifetime Rate Cap (ARM Loans Only):		5.995%

Wtd. Avg. Original CLTV w/o Silent Seconds:		80.22%	10.92% - 100.00%

Wtd. Avg. Original CLTV w/ Silent Seconds:		83.27%	10.92% - 100.00%

Silent Second %:		15.78%

Prepay Penalty %:		75.35%

Wtd. Avg. Borrower FICO:		606

Wtd. Avg. Debt-to-Income Ratio		42.93%	2.48% - 59.57%

Geographic Distribution (Top 5):	CA	24.78%
	FL	11.35%
	NY	9.43%
	NJ	6.30%
	MA	5.29%

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DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Fixed - 15 Year	2	95,626	0.01	12.310	659	100.00
Fixed - 20 Year	1	46,324	0.01	12.600	631	100.00
Fixed - 30 Year	308	16,334,195	1.93	11.765	663	99.79
ARM - 6 Month 30/40 Balloon	1	611,197	0.07	8.350	641	90.00
ARM - 2 Year/6 Month	2,052	388,578,249	46.02	9.195	589	78.28
ARM - 2 Year/6 Month IO	295	104,438,257	12.37	7.804	638	83.37
ARM - 2 Year/6 Month 30/40 Balloon	842	253,041,606	29.97	8.237	607	81.13
ARM - 3 Year/6 Month	38	9,179,693	1.09	8.639	593	74.66
ARM - 3 Year/6 Month IO	9	4,159,399	0.49	7.165	668	87.32
ARM - 3 Year/6 Month 30/40 Balloon	28	7,910,522	0.94	8.417	616	80.59
ARM - 5 Year/6 Month	115	25,959,769	3.07	8.331	619	76.46
ARM - 5 Year/6 Month IO	30	12,493,557	1.48	7.051	662	83.79
ARM - 5 Year/6 Month 30/40 Balloon	76	21,537,605	2.55	7.842	619	77.27

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

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DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balances at Origination

RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	199	6,278,449	0.74	11.433	640	94.09
50,000.01 - 100,000.00	637	48,872,296	5.78	10.483	599	80.43
100,000.01 - 150,000.00	791	97,446,298	11.52	9.517	592	79.14
150,000.01 - 200,000.00	582	101,743,361	12.03	9.025	593	78.49
200,000.01 - 250,000.00	369	82,721,347	9.78	8.853	593	78.30
250,000.01 - 300,000.00	303	83,285,062	9.84	8.375	607	78.84
300,000.01 - 350,000.00	247	80,078,080	9.47	8.439	600	79.94
350,000.01 - 400,000.00	185	69,587,418	8.23	8.086	606	80.80
400,000.01 - 450,000.00	135	57,573,002	6.81	8.127	608	79.92
450,000.01 - 500,000.00	81	38,594,946	4.56	8.171	601	81.82
500,000.01 - 550,000.00	72	37,880,147	4.48	8.071	630	84.79
550,000.01 - 600,000.00	50	28,877,524	3.41	8.344	619	84.24
600,000.01 - 650,000.00	39	24,384,500	2.88	8.047	620	84.22
650,000.01 - 700,000.00	34	22,949,510	2.71	8.326	643	88.05
700,000.01 - 750,000.00	21	15,272,415	1.81	7.943	640	86.65
750,000.01 - 800,000.00	10	7,767,550	0.92	8.625	609	82.22
800,000.01 - 850,000.00	10	8,324,000	0.98	8.320	630	81.66
850,000.01 - 900,000.00	7	6,167,420	0.73	7.642	596	72.60
900,000.01 - 950,000.00	7	6,528,155	0.77	7.683	633	78.93
950,000.01 - 1,000,000.00	6	5,871,750	0.69	8.117	615	81.54
1,000,000.01 and greater	12	15,785,000	1.87	7.399	632	64.44

Total:	3,797	$845,988,230	100.00%	8.670%	606	80.22%

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DESCRIPTION OF THE TOTAL COLLATERAL

Scheduled Principal Balance as of the Cut-off Date

RANGE OF SCHEDULED PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	203	6,417,863	0.76	11.404	638	92.82
50,000.01 - 100,000.00	635	48,758,576	5.77	10.486	599	80.56
100,000.01 - 150,000.00	797	98,239,602	11.63	9.508	592	79.17
150,000.01 - 200,000.00	576	100,742,367	11.93	9.027	593	78.35
200,000.01 - 250,000.00	370	82,917,260	9.82	8.845	593	78.38
250,000.01 - 300,000.00	305	83,854,535	9.93	8.383	606	78.81
300,000.01 - 350,000.00	243	78,795,532	9.33	8.430	600	80.08
350,000.01 - 400,000.00	185	69,521,306	8.23	8.082	606	80.81
400,000.01 - 450,000.00	134	57,074,831	6.76	8.130	608	79.85
450,000.01 - 500,000.00	81	38,535,280	4.56	8.171	601	81.82
500,000.01 - 550,000.00	73	38,374,281	4.54	8.091	631	84.94
550,000.01 - 600,000.00	50	28,874,277	3.42	8.286	618	83.39
600,000.01 - 650,000.00	39	24,394,555	2.89	8.095	624	85.26
650,000.01 - 700,000.00	33	22,264,365	2.64	8.323	639	87.85
700,000.01 - 750,000.00	22	16,005,863	1.90	8.004	640	87.04
750,000.01 - 800,000.00	9	7,009,254	0.83	8.558	606	80.86
800,000.01 - 850,000.00	10	8,314,064	0.98	8.320	630	81.66
850,000.01 - 900,000.00	7	6,147,456	0.73	7.642	596	72.60
900,000.01 - 950,000.00	7	6,515,391	0.77	7.683	633	78.93
950,000.01 - 1,000,000.00	6	5,862,599	0.69	8.117	615	81.54
1,000,000.01 and greater	12	15,766,740	1.87	7.399	632	64.44

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

Remaining Term to Maturity

RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
121 - 180	3	274,179	0.03	9.744	670	96.74
181 - 240	1	46,324	0.01	12.600	631	100.00
301 - 360	3,793	844,065,495	99.96	8.669	605	80.21

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

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DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rates

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	4	1,437,750	0.17	5.795	652	77.07
6.000 - 6.499	48	17,367,409	2.06	6.280	635	75.19
6.500 - 6.999	142	52,706,367	6.24	6.776	629	75.33
7.000 - 7.499	212	74,086,649	8.77	7.252	629	78.37
7.500 - 7.999	437	142,688,372	16.90	7.763	619	79.34
8.000 - 8.499	423	123,403,928	14.61	8.253	616	81.21
8.500 - 8.999	589	144,056,612	17.06	8.735	603	80.08
9.000 - 9.499	421	87,637,199	10.38	9.227	597	81.64
9.500 - 9.999	483	77,673,044	9.20	9.738	590	82.06
10.000 - 10.499	241	35,845,509	4.25	10.222	576	79.91
10.500 - 10.999	258	37,772,787	4.47	10.715	563	80.56
11.000 - 11.499	151	17,468,404	2.07	11.200	560	81.99
11.500 - 11.999	155	14,764,645	1.75	11.758	562	84.10
12.000 - 12.499	115	9,435,497	1.12	12.212	569	85.16
12.500 - 12.999	79	5,985,814	0.71	12.683	597	91.99
13.000 - 13.499	30	1,522,654	0.18	13.174	614	97.57
13.500 - 13.999	4	245,987	0.03	13.878	632	97.97
14.000 - 14.499	4	242,802	0.03	14.256	652	100.00
14.500 - 14.999	1	44,571	0.01	14.575	654	100.00

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

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DESCRIPTION OF THE TOTAL COLLATERAL

Combined Original Loan-to-Value Ratios w/o Silent Seconds

RANGE OF COMBINED ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	130	21,891,708	2.59	8.613	579	39.94
50.01 - 55.00	71	15,350,201	1.82	8.325	575	52.77
55.01 - 60.00	116	29,135,871	3.45	8.194	587	57.93
60.01 - 65.00	186	48,018,547	5.69	8.188	589	63.52
65.01 - 70.00	218	58,225,003	6.90	8.503	579	69.04
70.01 - 75.00	250	70,314,233	8.33	8.657	576	73.95
75.01 - 80.00	1,368	273,031,302	32.33	8.661	601	79.75
80.01 - 85.00	230	59,325,290	7.03	8.570	604	84.48
85.01 - 90.00	447	121,627,322	14.40	8.689	610	89.72
90.01 - 95.00	269	66,906,191	7.92	9.082	632	94.82
95.01 - 100.00	512	80,560,330	9.54	9.071	667	99.94

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

Combined Original Loan-to-Value Ratios w/ Silent Seconds

RANGE OF COMBINED ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. *Original CLTV (%)
Less than or equal to 50.00	129	21,681,966	2.57	8.621	579	39.85
50.01 - 55.00	69	15,024,010	1.78	8.308	576	52.79
55.01 - 60.00	115	28,235,594	3.34	8.210	587	57.90
60.01 - 65.00	183	46,363,555	5.49	8.205	588	63.51
65.01 - 70.00	218	58,856,224	6.97	8.473	580	69.02
70.01 - 75.00	249	70,183,532	8.31	8.662	576	73.96
75.01 - 80.00	590	147,270,305	17.44	8.730	589	79.54
80.01 - 85.00	229	59,182,429	7.01	8.561	604	84.49
85.01 - 90.00	445	121,917,825	14.44	8.679	610	89.71
90.01 - 95.00	296	73,902,296	8.75	9.013	631	94.79
95.01 - 100.00	1,274	201,768,263	23.90	8.789	635	99.96

Total:	3,797	$844,385,998	100.00%	8.670%	606	83.27%

*	Original CLTV calculated including Silent Seconds.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination

RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Not Available	18	2,036,005	0.24	10.565	N/A	76.59
500 - 524	340	68,417,704	8.10	9.899	512	73.42
525 - 549	324	68,638,150	8.13	9.674	538	75.21
550 - 574	424	90,773,794	10.75	9.025	564	75.42
575 - 599	824	174,387,940	20.65	8.435	588	77.92
600 - 624	664	155,853,633	18.46	8.333	611	80.48
625 - 649	541	122,427,482	14.50	8.414	636	83.13
650 - 674	336	75,736,518	8.97	8.381	661	85.46
675 - 699	166	43,587,429	5.16	8.237	686	90.54
700 - 724	78	18,928,758	2.24	8.028	711	87.86
725 - 749	43	12,632,485	1.50	8.330	736	91.35
750 - 774	19	6,582,801	0.78	7.864	763	90.62
775 - 799	15	3,063,850	0.36	8.307	784	94.55
800 - 824	5	1,319,450	0.16	7.788	803	88.43

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution

Geographic Location	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
California	535	209,247,517	24.78	7.921	616	79.90
Florida	461	95,852,893	11.35	8.801	606	80.43
New York	244	79,595,835	9.43	8.462	614	79.03
New Jersey	174	53,179,338	6.30	8.763	606	78.45
Massachusetts	160	44,702,024	5.29	8.500	606	74.76
Texas	387	43,626,361	5.17	9.661	592	82.92
Virginia	145	31,130,404	3.69	8.865	592	78.46
Maryland	85	24,517,913	2.90	8.487	588	78.92
Arizona	95	18,991,386	2.25	8.712	599	79.31
Michigan	148	18,570,166	2.20	9.734	602	85.28
Washington	71	17,785,675	2.11	8.351	596	80.28
Illinois	99	17,783,799	2.11	9.255	609	80.19
Connecticut	73	16,598,127	1.97	8.945	589	81.48
Georgia	109	16,305,123	1.93	9.405	601	85.76
Pennsylvania	105	15,624,089	1.85	9.217	593	80.64
Nevada	50	12,299,320	1.46	8.466	601	80.96
Rhode Island	41	10,417,492	1.23	8.857	614	83.37
Ohio	90	10,232,248	1.21	9.883	592	85.07
Colorado	52	9,125,060	1.08	8.758	610	86.63
North Carolina	57	8,643,877	1.02	9.608	590	81.42
Hawaii	21	8,575,938	1.02	7.772	620	79.33
New Hampshire	33	7,650,890	0.91	8.955	607	80.14
Oregon	29	6,497,156	0.77	8.660	604	81.05
Minnesota	39	6,062,613	0.72	9.269	600	83.28
Maine	42	5,830,388	0.69	8.946	607	77.17
Missouri	47	5,790,769	0.69	9.752	588	83.16
Indiana	57	5,464,314	0.65	9.866	603	85.38
Wisconsin	36	4,910,777	0.58	9.836	577	80.69
Tennessee	38	4,817,857	0.57	9.679	590	83.44
South Carolina	31	4,338,944	0.51	9.310	598	82.66
Louisiana	31	4,206,113	0.50	9.480	595	83.21
Utah	25	3,797,185	0.45	8.931	599	83.40
Alabama	29	2,917,565	0.35	9.807	598	86.21
Vermont	23	2,609,607	0.31	8.861	625	79.12
Kentucky	15	2,561,513	0.30	9.138	602	86.67
District of Columbia	9	2,514,865	0.30	8.606	584	64.60
Oklahoma	26	2,342,339	0.28	10.060	593	85.77
Idaho	12	1,725,362	0.20	8.577	591	68.08
Iowa	12	1,191,978	0.14	10.522	574	85.86
Mississippi	13	1,137,539	0.13	10.192	589	78.32
Wyoming	9	1,048,105	0.12	9.431	610	81.94
Arkansas	11	940,760	0.11	10.459	601	92.47
Delaware	4	783,566	0.09	9.363	540	73.33
Kansas	7	710,285	0.08	10.005	624	86.38
South Dakota	8	643,047	0.08	9.222	613	82.83
Montana	4	590,642	0.07	8.857	607	70.04
Nebraska	3	304,515	0.04	10.058	610	89.79
North Dakota	1	103,784	0.01	9.300	547	80.00
Alaska	1	88,934	0.01	9.500	622	39.56

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status

OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Primary	3,570	792,758,234	93.89	8.623	603	80.08
Investment	187	41,757,332	4.95	9.567	643	83.98
Second Home	40	9,870,432	1.17	8.615	613	75.60

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

Documentation Type

INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Full	2,612	504,421,747	59.74	8.593	600	81.59
Stated	1,155	329,338,508	39.00	8.777	613	78.14
Limited	17	6,890,913	0.82	8.989	614	77.53
None	13	3,734,830	0.44	8.924	697	83.37

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

Loan Purpose

PURPOSE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Refinance - Cashout	2,008	526,197,499	62.32	8.530	595	77.53
Purchase	1,597	275,975,882	32.68	8.917	625	85.17
Refinance - Rate Term	192	42,212,617	5.00	8.793	603	81.33

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Single Family Residence	2,934	613,677,017	72.68	8.684	601	79.55
PUD	444	109,558,545	12.97	8.554	610	83.25
2-4 Family	236	80,112,568	9.49	8.663	629	81.62
Condo	183	41,037,868	4.86	8.772	614	79.45

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

Prepayment Charge Term at Origination

PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0	1,042	208,153,391	24.65	9.059	604	78.40
12	243	90,662,487	10.74	8.393	617	80.94
24	2,317	496,497,073	58.80	8.633	602	80.86
30	2	790,245	0.09	9.061	572	85.99
36	192	47,998,358	5.68	7.871	628	79.92
60	1	284,444	0.03	9.600	626	95.00

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

Maximum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
9.000 - 9.499	1	257,425	0.03	6.475	601	64.50
10.000 - 10.499	2	405,437	0.05	7.187	605	65.69
10.500 - 10.999	3	1,567,160	0.19	7.782	653	88.47
11.500 - 11.999	8	2,308,641	0.28	6.920	627	74.58
12.000 - 12.499	47	17,281,223	2.09	6.328	636	75.11
12.500 - 12.999	139	51,678,665	6.24	6.775	628	75.26
13.000 - 13.499	211	73,777,144	8.91	7.256	630	78.47
13.500 - 13.999	430	139,466,019	16.85	7.757	619	79.18
14.000 - 14.499	419	122,433,521	14.79	8.253	616	81.30
14.500 - 14.999	591	145,090,569	17.52	8.714	603	80.11
15.000 - 15.499	421	88,219,538	10.66	9.220	596	81.57
15.500 - 15.999	432	75,976,811	9.18	9.725	590	81.78
16.000 - 16.499	219	34,473,200	4.16	10.217	570	78.99
16.500 - 16.999	228	36,450,890	4.40	10.699	555	79.74
17.000 - 17.499	136	16,624,442	2.01	11.169	552	81.03
17.500 - 17.999	114	12,755,090	1.54	11.738	544	80.83
18.000 - 18.499	68	6,756,017	0.82	12.170	534	79.45
18.500 - 18.999	16	2,204,229	0.27	12.610	526	78.47
19.000 - 19.499	1	183,833	0.02	13.100	509	80.00

Total:	3,486	$827,909,854	100.00%	8.608%	604	79.83%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	4	1,437,750	0.17	5.795	652	77.07
6.000 - 6.499	46	17,234,027	2.08	6.282	636	75.13
6.500 - 6.999	143	53,123,011	6.42	6.785	629	75.40
7.000 - 7.499	213	74,522,880	9.00	7.257	629	78.34
7.500 - 7.999	436	142,271,728	17.18	7.762	619	79.32
8.000 - 8.499	422	122,967,696	14.85	8.254	616	81.24
8.500 - 8.999	589	144,365,942	17.44	8.737	603	80.04
9.000 - 9.499	419	87,589,557	10.58	9.227	597	81.63
9.500 - 9.999	433	75,526,663	9.12	9.732	589	81.71
10.000 - 10.499	219	34,474,396	4.16	10.221	570	79.12
10.500 - 10.999	227	36,013,197	4.35	10.718	555	79.62
11.000 - 11.499	136	16,624,442	2.01	11.169	552	81.03
11.500 - 11.999	113	12,555,553	1.52	11.754	544	81.30
12.000 - 12.499	69	6,814,948	0.82	12.168	535	79.50
12.500 - 12.999	16	2,204,229	0.27	12.610	526	78.47
13.000 - 13.499	1	183,833	0.02	13.100	509	80.00

Total:	3,486	$827,909,854	100.00%	8.608%	604	79.83%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

Margins of the Adjustable-Rate Loans*

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
3.000 - 3.499	2	133,075	0.02	12.396	526	65.00
4.000 - 4.499	2	127,815	0.02	11.417	554	77.66
4.500 - 4.999	1	178,206	0.02	10.400	582	85.00
5.000 - 5.499	25	4,709,222	0.57	9.598	581	81.73
5.500 - 5.999	97	21,010,086	2.54	8.309	618	80.16
6.000 - 6.499	2,713	650,703,141	78.60	8.435	613	81.06
6.500 - 6.999	487	112,229,010	13.56	9.318	560	75.26
7.000 - 7.499	106	24,549,305	2.97	9.561	572	70.46
7.500 - 7.999	42	11,522,738	1.39	9.286	601	75.13
8.000 - 8.499	7	1,834,852	0.22	9.317	576	74.86
8.500 - 8.999	3	782,884	0.09	9.563	572	67.19
9.500 - 9.999	1	129,520	0.02	9.750	586	80.00

Total:	3,486	$827,909,854	100.00%	8.608%	604	79.83%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans*

NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
January 2007	1	611,197	0.07	8.350	641	90.00
March 2008	3	1,755,299	0.21	8.001	577	67.48
April 2008	6	2,008,165	0.24	8.326	630	84.51
May 2008	10	4,397,244	0.53	7.979	583	76.96
June 2008	92	25,730,246	3.11	8.468	618	82.33
July 2008	1,147	281,593,129	34.01	8.661	606	83.00
August 2008	1,930	430,325,440	51.98	8.709	599	77.89
September 2008	1	248,591	0.03	8.100	636	80.00
June 2009	1	127,641	0.02	9.840	681	80.00
July 2009	21	7,968,122	0.96	7.871	645	88.01
August 2009	53	13,153,851	1.59	8.494	598	74.09
June 2011	1	239,215	0.03	9.100	613	78.69
July 2011	74	21,021,908	2.54	7.885	638	81.29
August 2011	146	38,729,807	4.68	7.883	623	76.64

Total:	3,486	$827,909,854	100.00%	8.608%	604	79.83%

*	Based on Adjustable Rate Mortgage Loans only

Initial Periodic Rate Cap of the Adjustable-Rate Loans*

INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
2.000	16	6,184,298	0.75	8.185	589	74.20
3.000	3,470	821,725,556	99.25	8.611	604	79.87

Total:	3,486	$827,909,854	100.00%	8.608%	604	79.83%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans*

SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
1.000	3,484	827,387,917	99.94	8.608	604	79.83
1.500	2	521,937	0.06	8.443	604	75.06

Total:	3,486	$827,909,854	100.00%	8.608%	604	79.83%

*	Based on Adjustable Rate Mortgage Loans only

Back Ratios

BACK RATIO (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Not Available	13	3,734,830	0.44	8.924	697	83.37
0.001 - 10.000	8	1,949,179	0.23	8.591	607	79.84
10.001 - 20.000	62	8,920,123	1.06	9.151	602	78.15
20.001 - 30.000	408	65,292,902	7.73	8.940	600	76.64
30.001 - 40.000	979	202,193,191	23.95	8.792	604	79.22
40.001 - 50.000	1,538	372,120,152	44.07	8.643	608	81.05
50.001 - 60.000	789	190,175,622	22.52	8.472	601	80.92

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

Credit Grades

CREDIT GRADES	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
AA+	2,628	583,255,095	69.07	8.404	623	81.85
AA	523	120,136,981	14.23	8.981	571	79.18
A	289	68,274,875	8.09	9.050	564	76.98
B	243	50,840,759	6.02	9.827	555	73.77
CC	24	4,887,696	0.58	10.787	564	63.18
C	90	16,990,592	2.01	9.969	561	68.81

Total:	3,797	$844,385,998	100.00%	8.670%	606	80.22%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Summary

The statistics given below are calculated based on the Mortgage Loans existing on the Statistical Calculation Date and their aggregate principal balance as of the Cut-off Date, after giving affect to scheduled principal payments due on or before that date whether or not received.

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:		1,090

Aggregate Scheduled Principal Balance:		$203,532,831	$14,462 - $704,128

Average Scheduled Principal Balance:		$186,727

Aggregate Conforming Scheduled Principal Balance:		100.00%

Wtd. Avg. Seasoning (months):		4

Interest Only Mortgage Loans:		2.87%

Interest Only Term (months):		60

Non-Balloon Loans:		68.68%

1st Lien:		99.08%

2nd Lien:		0.92%

Adjustable Rate %:		99.08%

Fixed Rate %:		0.92%

Wtd. Avg. Mortgage Rates:		8.904%	5.750% - 13.100%

Latest Maturity Date:		8/1/2036

Wtd. Avg. Remaining Term to Maturity (months):		356	350 – 356

Wtd. Avg. Gross Margin (ARM Loans Only):		6.280%	4.750% - 7.875%

Wtd. Avg. Initial Periodic Rate Cap (ARM Loans Only):		2.995%

Wtd. Avg. Lifetime Rate Cap (ARM Loans Only):		5.999%

Wtd. Avg. Original CLTV w/o Silent Seconds:		77.47%	10.92% - 100.00%

Wtd. Avg. Original CLTV w/ Silent Seconds:		79.43%	10.92% - 100.00%

Silent Second %:		10.28%

Prepay Penalty %:		72.65%

Wtd. Avg. Borrower FICO:		590

Wtd. Avg. Debt-to-Income Ratio		43.42%	20.04% - 58.94%

Geographic Distribution (Top 5):	CA	15.42%
	FL	11.01%
	NY	9.14%
	NJ	6.46%
	MA	6.10%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Fixed - 30 Year	46	1,874,296	0.92	11.466	661	99.48
ARM - 2 Year/6 Month	693	119,593,420	58.76	9.370	579	76.74
ARM - 2 Year/6 Month IO	19	5,214,783	2.56	7.825	654	81.80
ARM - 2 Year/6 Month 30/40 Balloon	230	54,706,860	26.88	8.151	601	78.33
ARM - 3 Year/6 Month	12	2,900,940	1.43	8.549	567	72.85
ARM - 3 Year/6 Month 30/40 Balloon	7	1,506,845	0.74	8.818	617	84.68
ARM - 5 Year/6 Month	50	9,584,843	4.71	8.462	606	75.64
ARM - 5 Year/6 Month IO	2	625,000	0.31	6.994	660	79.62
ARM - 5 Year/6 Month 30/40 Balloon	31	7,525,843	3.70	7.970	599	76.90

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balances at Origination

RANGE OF SCHEDULED PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF ORIGINATION	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	43	1,309,329	0.64	11.177	647	89.60
50,000.01 - 100,000.00	181	14,192,366	6.96	10.191	588	76.34
100,000.01 - 150,000.00	263	32,571,515	15.97	9.487	584	77.70
150,000.01 - 200,000.00	199	34,710,045	17.02	9.173	583	76.63
200,000.01 - 250,000.00	124	27,802,795	13.63	8.907	584	76.41
250,000.01 - 300,000.00	99	27,183,604	13.33	8.410	597	77.38
300,000.01 - 350,000.00	87	28,212,018	13.83	8.482	590	77.42
350,000.01 - 400,000.00	62	23,446,150	11.49	8.299	600	80.39
400,000.01 - 450,000.00	20	8,260,880	4.05	8.245	593	75.45
450,000.01 - 500,000.00	6	2,874,500	1.41	8.382	610	76.58
500,000.01 - 550,000.00	4	2,121,000	1.04	8.225	623	86.67
550,000.01 - 600,000.00	1	585,000	0.29	6.500	582	89.31
700,000.01 - 750,000.00	1	705,000	0.35	8.550	541	50.36

Total:	1,090	$203,974,202	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Scheduled Principal Balance as of the Cut-off Date

RANGE OF SCHEDULED PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	44	1,355,641	0.67	11.122	644	86.93
50,000.01 - 100,000.00	181	14,203,485	6.98	10.180	588	76.51
100,000.01 - 150,000.00	265	32,855,777	16.14	9.494	585	77.84
150,000.01 - 200,000.00	197	34,389,822	16.90	9.175	582	76.27
200,000.01 - 250,000.00	124	27,793,080	13.66	8.896	584	76.57
250,000.01 - 300,000.00	100	27,461,051	13.49	8.404	597	77.37
300,000.01 - 350,000.00	85	27,558,060	13.54	8.483	591	77.55
350,000.01 - 400,000.00	62	23,397,461	11.50	8.299	600	80.39
400,000.01 - 450,000.00	20	8,244,650	4.05	8.245	593	75.45
450,000.01 - 500,000.00	6	2,868,771	1.41	8.382	610	76.58
500,000.01 - 550,000.00	4	2,117,199	1.04	8.225	623	86.67
550,000.01 - 600,000.00	1	583,705	0.29	6.500	582	89.31
700,000.01 - 750,000.00	1	704,128	0.35	8.550	541	50.36

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

Remaining Term to Maturity

RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
301 - 360	1,090	203,532,831	100.00	8.904	590	77.47

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rates

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	1	374,188	0.18	5.750	699	68.18
6.000 - 6.499	8	2,070,750	1.02	6.380	632	64.07
6.500 - 6.999	45	12,814,780	6.30	6.794	608	74.40
7.000 - 7.499	51	13,320,850	6.54	7.264	615	73.69
7.500 - 7.999	108	29,144,916	14.32	7.772	612	77.44
8.000 - 8.499	96	20,672,391	10.16	8.259	604	76.63
8.500 - 8.999	190	38,005,226	18.67	8.720	591	76.27
9.000 - 9.499	129	22,667,198	11.14	9.218	585	78.63
9.500 - 9.999	147	22,315,745	10.96	9.731	587	81.02
10.000 - 10.499	88	13,544,772	6.65	10.216	566	77.79
10.500 - 10.999	93	14,835,936	7.29	10.727	549	78.50
11.000 - 11.499	48	5,956,236	2.93	11.193	549	80.48
11.500 - 11.999	45	4,033,284	1.98	11.730	549	83.40
12.000 - 12.499	25	2,368,728	1.16	12.224	548	82.08
12.500 - 12.999	15	1,223,999	0.60	12.704	563	83.55
13.000 - 13.499	1	183,833	0.09	13.100	509	80.00

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Combined Original Loan-to-Value Ratios w/o Silent Seconds

RANGE OF COMBINED ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	56	8,394,818	4.12	8.859	581	39.78
50.01 - 55.00	24	4,857,292	2.39	8.440	584	52.54
55.01 - 60.00	46	9,277,981	4.56	8.506	569	58.21
60.01 - 65.00	82	17,505,290	8.60	8.504	587	63.38
65.01 - 70.00	79	17,652,161	8.67	8.678	578	68.92
70.01 - 75.00	89	17,989,049	8.84	8.928	572	73.93
75.01 - 80.00	342	57,295,807	28.15	8.986	586	79.68
80.01 - 85.00	78	17,128,603	8.42	8.798	590	84.41
85.01 - 90.00	131	27,901,318	13.71	8.966	594	89.60
90.01 - 95.00	74	14,750,198	7.25	9.390	617	94.68
95.01 - 100.00	89	10,780,315	5.30	9.386	644	99.77

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

Combined Original Loan-to-Value Ratios w/ Silent Seconds

RANGE OF COMBINED ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. *Original CLTV (%)
Less than or equal to 50.00	56	8,394,818	4.12	8.859	581	39.78
50.01 - 55.00	23	4,662,852	2.29	8.431	587	52.59
55.01 - 60.00	47	9,472,421	4.65	8.509	568	58.15
60.01 - 65.00	81	17,256,016	8.48	8.512	587	63.43
65.01 - 70.00	79	17,641,866	8.67	8.643	579	68.91
70.01 - 75.00	88	17,939,156	8.81	8.924	572	73.94
75.01 - 80.00	183	37,817,951	18.58	9.018	578	79.50
80.01 - 85.00	77	17,073,420	8.39	8.788	590	84.42
85.01 - 90.00	131	27,578,503	13.55	8.974	594	89.64
90.01 - 95.00	81	16,209,742	7.96	9.307	619	94.66
95.01 - 100.00	244	29,486,085	14.49	9.128	615	99.88

Total:	1,090	$203,532,831	100.00%	8.904%	590	79.43%

*	Original CLTV calculated including Silent Seconds.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination

RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Not Available	5	441,891	0.22	10.970	N/A	78.84
500 - 524	130	24,487,794	12.03	9.945	513	73.60
525 - 549	128	23,157,201	11.38	9.955	538	75.05
550 - 574	140	26,846,880	13.19	9.076	564	74.36
575 - 599	253	46,391,069	22.79	8.566	586	75.92
600 - 624	159	30,770,445	15.12	8.532	610	79.57
625 - 649	142	26,749,153	13.14	8.421	636	80.80
650 - 674	83	15,531,790	7.63	8.308	660	83.59
675 - 699	29	5,769,650	2.83	8.099	687	87.05
700 - 724	11	2,004,390	0.98	8.393	707	75.18
725 - 749	5	578,968	0.28	9.157	735	87.78
775 - 799	2	326,439	0.16	8.469	785	91.10
800 - 824	3	477,162	0.23	8.212	805	70.99

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution

Geographic Location	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
California	109	31,389,653	15.42	8.038	593	73.20
Florida	125	22,409,860	11.01	9.045	586	77.02
New York	67	18,602,002	9.14	8.552	596	73.20
New Jersey	48	13,143,894	6.46	8.807	606	78.36
Massachusetts	54	12,417,265	6.10	8.801	595	72.73
Texas	103	10,232,730	5.03	9.863	588	80.43
Virginia	43	8,814,664	4.33	8.947	582	74.37
Michigan	57	7,045,343	3.46	9.825	589	83.83
Illinois	41	6,245,550	3.07	9.516	611	83.37
Maryland	26	5,634,847	2.77	8.409	565	71.94
Washington	21	5,314,950	2.61	8.470	587	82.29
Connecticut	28	5,102,865	2.51	9.045	561	78.38
Arizona	25	4,822,695	2.37	8.823	588	78.01
Georgia	31	4,412,802	2.17	9.524	584	84.34
Pennsylvania	32	3,749,996	1.84	9.392	581	79.88
North Carolina	22	3,668,128	1.80	10.275	559	80.54
Nevada	14	3,356,452	1.65	8.188	604	80.30
Hawaii	8	3,002,129	1.48	7.883	583	80.36
Minnesota	16	2,700,384	1.33	9.216	584	81.95
Maine	15	2,547,282	1.25	8.786	605	77.48
Colorado	12	2,447,612	1.20	8.869	608	91.05
Rhode Island	10	2,411,069	1.18	8.243	603	79.34
Ohio	22	2,324,638	1.14	10.101	589	86.49
Missouri	14	2,092,160	1.03	9.549	597	85.37
Indiana	17	1,783,393	0.88	9.692	610	85.20
Oregon	10	1,679,804	0.83	8.737	602	77.14
Wisconsin	16	1,666,589	0.82	10.336	565	82.51
New Hampshire	11	1,629,649	0.80	9.292	592	71.62
Utah	10	1,538,085	0.76	9.336	576	85.55
District of Columbia	6	1,477,945	0.73	9.026	597	72.88
Alabama	9	1,101,297	0.54	9.746	584	86.45
Louisiana	7	956,725	0.47	10.062	554	81.38
Vermont	7	930,322	0.46	8.701	600	73.79
Idaho	5	860,935	0.42	8.699	596	51.49
South Carolina	6	853,284	0.42	8.813	598	77.36
Kentucky	5	756,141	0.37	9.018	607	91.25
Delaware	3	710,837	0.35	8.868	531	70.60
Oklahoma	6	652,825	0.32	9.867	601	89.56
Wyoming	4	570,584	0.28	9.281	574	76.89
Kansas	5	559,993	0.28	9.678	636	87.41
Tennessee	6	528,976	0.26	10.310	546	84.79
Iowa	5	475,892	0.23	10.728	581	85.42
Mississippi	3	335,645	0.16	9.269	611	71.91
South Dakota	2	191,829	0.09	9.171	607	71.25
Arkansas	2	191,445	0.09	11.463	528	90.00
Nebraska	1	102,734	0.05	10.200	609	90.00
Alaska	1	88,934	0.04	9.500	622	39.56

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status

OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Primary	1,035	192,366,149	94.51	8.859	588	77.34
Investment	47	9,842,194	4.84	9.718	629	80.87
Second Home	8	1,324,488	0.65	9.498	575	72.40

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

Documentation Type

INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Full	767	127,276,900	62.53	8.881	587	79.33
Stated	320	75,532,852	37.11	8.940	595	74.20
Limited	3	723,079	0.36	9.336	639	93.42

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

Loan Purpose

PURPOSE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Refinance - Cashout	777	164,702,402	80.92	8.828	587	76.35
Purchase	236	26,553,987	13.05	9.180	607	83.93
Refinance - Rate Term	77	12,276,442	6.03	9.328	589	78.68

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Single Family Residence	872	155,084,081	76.20	8.892	588	77.36
PUD	104	21,009,128	10.32	8.948	586	79.97
2-4 Family	61	18,413,893	9.05	8.812	610	76.38
Condo	53	9,025,729	4.43	9.207	601	75.94

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Prepayment Charge Term at Origination

PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0	321	55,673,129	27.35	9.202	593	76.33
12	64	20,063,369	9.86	8.327	604	76.13
24	651	116,886,602	57.43	8.926	586	78.35
30	1	211,167	0.10	10.600	501	75.00
36	53	10,698,565	5.26	8.173	597	76.50

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

Maximum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
9.000 - 9.499	1	257,425	0.13	6.475	601	64.50
10.000 - 10.499	1	100,828	0.05	7.450	610	22.44
10.500 - 10.999	1	109,534	0.05	7.700	704	70.00
11.500 - 11.999	2	565,954	0.28	6.716	673	72.19
12.000 - 12.499	7	1,813,325	0.90	6.367	637	64.01
12.500 - 12.999	43	12,287,024	6.09	6.787	607	74.65
13.000 - 13.499	50	13,220,021	6.56	7.263	615	74.08
13.500 - 13.999	108	29,227,930	14.49	7.760	613	77.34
14.000 - 14.499	95	20,406,255	10.12	8.259	604	76.86
14.500 - 14.999	189	38,133,748	18.91	8.710	591	76.23
15.000 - 15.499	129	22,838,598	11.33	9.207	585	78.51
15.500 - 15.999	136	21,775,382	10.80	9.729	587	80.79
16.000 - 16.499	84	13,407,295	6.65	10.206	563	77.24
16.500 - 16.999	89	14,641,780	7.26	10.707	547	78.52
17.000 - 17.499	45	5,866,029	2.91	11.193	547	80.21
17.500 - 17.999	38	4,008,553	1.99	11.676	543	80.87
18.000 - 18.499	18	2,060,876	1.02	12.226	533	79.67
18.500 - 18.999	7	754,144	0.37	12.647	520	73.52
19.000 - 19.499	1	183,833	0.09	13.100	509	80.00

Total:	1,044	$201,658,534	100.00%	8.881%	589	77.27%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	1	374,188	0.19	5.750	699	68.18
6.000 - 6.499	8	2,070,750	1.03	6.380	632	64.07
6.500 - 6.999	45	12,814,780	6.35	6.794	608	74.40
7.000 - 7.499	51	13,320,850	6.61	7.264	615	73.69
7.500 - 7.999	108	29,144,916	14.45	7.772	612	77.44
8.000 - 8.499	96	20,672,391	10.25	8.259	604	76.63
8.500 - 8.999	189	37,990,307	18.84	8.720	591	76.26
9.000 - 9.499	129	22,667,198	11.24	9.218	585	78.63
9.500 - 9.999	137	22,033,029	10.93	9.728	586	80.78
10.000 - 10.499	83	13,312,559	6.60	10.214	563	77.41
10.500 - 10.999	89	14,583,671	7.23	10.726	547	78.12
11.000 - 11.499	45	5,866,029	2.91	11.193	547	80.21
11.500 - 11.999	37	3,809,016	1.89	11.725	543	82.42
12.000 - 12.499	18	2,060,876	1.02	12.226	533	79.67
12.500 - 12.999	7	754,144	0.37	12.647	520	73.52
13.000 - 13.499	1	183,833	0.09	13.100	509	80.00

Total:	1,044	$201,658,534	100.00%	8.881%	589	77.27%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Margins of the Adjustable-Rate Loans*

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
4.500 - 4.999	1	178,206	0.09	10.400	582	85.00
5.000 - 5.499	12	2,068,885	1.03	9.759	583	82.80
5.500 - 5.999	38	6,954,906	3.45	8.674	602	76.99
6.000 - 6.499	763	145,067,011	71.94	8.666	599	78.65
6.500 - 6.999	167	33,899,216	16.81	9.458	556	74.25
7.000 - 7.499	50	10,177,523	5.05	9.752	564	67.79
7.500 - 7.999	13	3,312,787	1.64	9.492	577	73.67

Total:	1,044	$201,658,534	100.00%	8.881%	589	77.27%

*	Based on Adjustable Rate Mortgage Loans only

Next Rate Adjustment Date of the Adjustable-Rate Loans*

NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
May 2008	2	613,803	0.30	7.623	559	73.36
June 2008	21	4,285,454	2.13	8.767	598	78.20
July 2008	320	63,488,391	31.48	8.988	588	79.50
August 2008	599	111,127,416	55.11	8.948	588	76.15
July 2009	3	597,486	0.30	8.456	611	75.18
August 2009	16	3,810,299	1.89	8.670	580	77.16
June 2011	1	239,215	0.12	9.100	613	78.69
July 2011	27	5,198,439	2.58	8.417	607	86.55
August 2011	55	12,298,033	6.10	8.092	604	71.94

Total:	1,044	$201,658,534	100.00%	8.881%	589	77.27%

*	Based on Adjustable Rate Mortgage Loans only

Initial Periodic Rate Cap of the Adjustable-Rate Loans*

INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
2.000	4	1,032,325	0.51	8.403	562	74.69
3.000	1,040	200,626,210	99.49	8.883	590	77.28

Total:	1,044	$201,658,534	100.00%	8.881%	589	77.27%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans*

SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
1.000	1,043	201,563,798	99.95	8.881	589	77.28
1.500	1	94,737	0.05	9.000	547	52.78

Total:	1,044	$201,658,534	100.00%	8.881%	589	77.27%

*	Based on Adjustable Rate Mortgage Loans only

Back Ratios

BACK RATIO (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
20.001 - 30.000	120	17,764,563	8.73	9.147	591	73.31
30.001 - 40.000	265	46,530,221	22.86	8.951	591	76.61
40.001 - 50.000	462	91,027,657	44.72	8.897	589	78.16
50.001 - 60.000	243	48,210,390	23.69	8.784	592	78.55

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

Credit Grades

CREDIT GRADE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
AA+	650	116,055,159	57.02	8.532	610	79.11
AA	194	39,860,232	19.58	9.130	570	78.06
A	119	22,962,119	11.28	9.290	558	75.86
B	77	14,882,887	7.31	9.858	550	73.09
CC	9	1,944,630	0.96	10.612	573	61.57
C	41	7,827,803	3.85	9.912	565	67.26

Total:	1,090	$203,532,831	100.00%	8.904%	590	77.47%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Summary

The statistics given below are calculated based on the Mortgage Loans existing on the Statistical Calculation Date and their aggregate principal balance as of the Cut-off Date, after giving affect to scheduled principal payments due on or before that date whether or not received.

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:		1,580

Aggregate Scheduled Principal Balance:		$279,009,079	$13,890 - $694,075

Average Scheduled Principal Balance:		$176,588

Aggregate Conforming Scheduled Principal Balance:		100.00%

Wtd. Avg. Seasoning (months):		4

Interest Only Mortgage Loans:		13.67%

Interest Only Term (months):		60

Non-Balloon Loans:		70.17%

1st Lien:		99.12%

2nd Lien:		0.88%

Adjustable Rate %:		99.12%

Fixed Rate %:		0.88%

Wtd. Avg. Mortgage Rates:		8.848%	5.800% - 14.575%

Latest Maturity Date:		9/1/2036

Wtd. Avg. Remaining Term to Maturity (months):		355	176 - 357

Wtd. Avg. Gross Margin (ARM Loans Only):		6.264%	3.000% - 8.875%

Wtd. Avg. Initial Periodic Rate Cap (ARM Loans Only):		2.993%

Wtd. Avg. Lifetime Rate Cap (ARM Loans Only):		5.996%

Wtd. Avg. Original CLTV w/o Silent Seconds:		78.45%	14.71% - 100.00%

Wtd. Avg. Original CLTV w/ Silent Seconds:		80.67%	14.71% - 100.00%

Silent Second %:		11.45%

Prepay Penalty %:		71.88%

Wtd. Avg. Borrower FICO:		597

Wtd. Avg. Debt-to-Income Ratio		42.06%	4.70% - 59.57%

Geographic Distribution (Top 5):	CA	17.21%
	FL	11.95%
	NY	7.72%
	NJ	7.41%
	MA	6.09%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Fixed - 15 Year	1	71,907	0.03	13.075	659	100.00
Fixed - 30 Year	81	2,381,271	0.85	11.657	647	99.75
ARM - 2 Year/6 Month	920	144,449,867	51.77	9.381	586	77.58
ARM - 2 Year/6 Month IO	129	32,989,612	11.82	7.807	619	81.88
ARM - 2 Year/6 Month 30/40 Balloon	334	74,616,165	26.74	8.401	598	78.69
ARM - 3 Year/6 Month	15	2,493,418	0.89	9.303	587	78.49
ARM - 3 Year/6 Month IO	4	1,080,899	0.39	7.138	623	75.92
ARM - 3 Year/6 Month 30/40 Balloon	12	2,914,528	1.04	8.606	596	72.86
ARM - 5 Year/6 Month	43	8,257,715	2.96	8.609	614	75.91
ARM - 5 Year/6 Month IO	13	4,068,859	1.46	7.015	666	77.29
ARM - 5 Year/6 Month 30/40 Balloon	28	5,684,839	2.04	7.865	639	76.26

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balances at Origination

RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	90	2,735,126	0.98	11.392	626	91.52
50,000.01 - 100,000.00	323	24,548,870	8.78	10.368	590	78.02
100,000.01 - 150,000.00	361	44,330,274	15.86	9.399	590	77.97
150,000.01 - 200,000.00	270	47,104,787	16.85	8.957	599	78.43
200,000.01 - 250,000.00	162	36,406,223	13.02	8.939	591	77.80
250,000.01 - 300,000.00	137	37,570,946	13.44	8.332	602	77.48
300,000.01 - 350,000.00	114	36,980,323	13.23	8.477	594	79.76
350,000.01 - 400,000.00	82	30,833,404	11.03	7.887	600	78.81
400,000.01 - 450,000.00	23	9,541,364	3.41	7.871	612	77.68
450,000.01 - 500,000.00	7	3,338,960	1.19	8.538	584	72.88
500,000.01 - 550,000.00	7	3,647,900	1.31	8.388	638	85.91
550,000.01 - 600,000.00	2	1,170,000	0.42	8.580	641	76.24
600,000.01 - 650,000.00	1	620,000	0.22	6.500	584	74.97
650,000.01 - 700,000.00	1	696,000	0.25	7.900	602	80.00

Total:	1,580	$279,524,176	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Scheduled Principal Balance as of the Cut-off Date

RANGE OF SCHEDULED PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	92	2,827,964	1.01	11.359	624	90.03
50,000.01 - 100,000.00	321	24,404,106	8.75	10.368	590	78.14
100,000.01 - 150,000.00	365	44,832,541	16.07	9.390	590	78.00
150,000.01 - 200,000.00	267	46,615,353	16.71	8.960	599	78.37
200,000.01 - 250,000.00	163	36,642,103	13.13	8.928	591	77.85
250,000.01 - 300,000.00	138	37,894,789	13.58	8.354	602	77.46
300,000.01 - 350,000.00	112	36,370,682	13.04	8.459	594	79.92
350,000.01 - 400,000.00	81	30,438,404	10.91	7.881	600	78.68
400,000.01 - 450,000.00	23	9,525,531	3.41	7.871	612	77.68
450,000.01 - 500,000.00	7	3,332,679	1.19	8.538	584	72.88
500,000.01 - 550,000.00	7	3,643,672	1.31	8.388	638	85.91
550,000.01 - 600,000.00	2	1,167,179	0.42	8.580	641	76.24
600,000.01 - 650,000.00	1	620,000	0.22	6.500	584	74.97
650,000.01 - 700,000.00	1	694,075	0.25	7.900	602	80.00

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

Remaining Term to Maturity

RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
121 - 180	2	250,461	0.09	9.721	671	96.44
301 - 360	1,578	278,758,618	99.91	8.847	597	78.44

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rates

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	2	532,562	0.19	5.873	654	77.45
6.000 - 6.499	21	5,809,403	2.08	6.295	611	68.69
6.500 - 6.999	53	15,542,887	5.57	6.798	629	74.48
7.000 - 7.499	86	21,056,104	7.55	7.255	616	75.50
7.500 - 7.999	167	41,563,809	14.90	7.762	611	77.73
8.000 - 8.499	157	34,884,174	12.50	8.242	605	77.41
8.500 - 8.999	214	44,309,568	15.88	8.749	598	77.66
9.000 - 9.499	177	29,876,889	10.71	9.243	594	81.41
9.500 - 9.999	230	33,350,864	11.95	9.735	588	81.08
10.000 - 10.499	115	15,517,083	5.56	10.231	579	79.83
10.500 - 10.999	119	15,404,963	5.52	10.728	568	80.73
11.000 - 11.499	77	8,308,295	2.98	11.202	562	80.49
11.500 - 11.999	72	6,908,464	2.48	11.760	548	79.73
12.000 - 12.499	55	4,589,009	1.64	12.200	544	80.45
12.500 - 12.999	18	862,844	0.31	12.655	565	83.75
13.000 - 13.499	12	364,719	0.13	13.232	622	100.00
13.500 - 13.999	2	29,969	0.01	13.550	628	100.00
14.000 - 14.499	2	52,900	0.02	14.068	665	100.00
14.500 - 14.999	1	44,571	0.02	14.575	654	100.00

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Combined Original Loan-to-Value Ratios w/o Silent Seconds

RANGE OF COMBINED ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	67	10,261,259	3.68	8.853	576	39.91
50.01 - 55.00	41	8,135,045	2.92	8.490	577	52.86
55.01 - 60.00	58	11,575,833	4.15	8.205	589	57.86
60.01 - 65.00	85	18,456,930	6.62	8.335	574	63.42
65.01 - 70.00	103	19,474,036	6.98	8.722	576	68.89
70.01 - 75.00	114	24,958,108	8.95	8.604	583	74.07
75.01 - 80.00	533	85,191,128	30.53	8.953	591	79.58
80.01 - 85.00	103	20,588,044	7.38	8.755	601	84.40
85.01 - 90.00	200	39,742,320	14.24	8.934	606	89.76
90.01 - 95.00	120	24,208,594	8.68	9.274	630	94.78
95.01 - 100.00	156	16,417,782	5.88	9.307	652	99.87

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

Combined Original Loan-to-Value Ratios w/ Silent Seconds

RANGE OF COMBINED ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. *Original CLTV (%)
Less than or equal to 50.00	66	10,051,517	3.60	8.875	575	39.71
50.01 - 55.00	40	8,003,294	2.87	8.469	577	52.85
55.01 - 60.00	57	11,281,115	4.04	8.193	589	57.83
60.01 - 65.00	85	18,472,457	6.62	8.333	575	63.45
65.01 - 70.00	102	19,315,552	6.92	8.703	576	68.87
70.01 - 75.00	114	24,877,300	8.92	8.620	582	74.11
75.01 - 80.00	278	55,635,308	19.94	8.958	582	79.35
80.01 - 85.00	103	20,588,044	7.38	8.755	601	84.40
85.01 - 90.00	196	39,308,448	14.09	8.920	606	89.75
90.01 - 95.00	130	26,029,431	9.33	9.240	628	94.69
95.01 - 100.00	409	45,446,614	16.29	9.086	623	99.95

Total:	1,580	$279,009,079	100.00%	8.848%	597	80.67%

*	Original CLTV calculated including Silent Seconds.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination

RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Not Available	10	985,974	0.35	10.617	N/A	74.48
500 - 524	169	28,942,952	10.37	10.130	512	72.26
525 - 549	138	25,343,408	9.08	9.577	538	72.80
550 - 574	200	34,969,871	12.53	9.191	564	75.38
575 - 599	343	59,961,496	21.49	8.525	588	78.32
600 - 624	290	52,035,207	18.65	8.433	612	79.15
625 - 649	203	36,449,168	13.06	8.370	635	80.91
650 - 674	119	20,139,915	7.22	8.769	661	83.96
675 - 699	58	10,977,813	3.93	8.574	684	89.65
700 - 724	25	4,782,140	1.71	7.780	710	83.28
725 - 749	15	2,040,969	0.73	8.626	734	92.79
750 - 774	4	1,076,162	0.39	7.690	754	90.65
775 - 799	6	1,304,005	0.47	9.134	785	91.08

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution

Geographic Location	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
California	166	48,026,398	17.21	7.923	597	73.93
Florida	182	33,349,514	11.95	8.775	601	78.26
New York	81	21,535,228	7.72	8.635	591	74.88
New Jersey	84	20,673,285	7.41	8.823	598	75.07
Massachusetts	68	16,996,729	6.09	8.593	599	77.09
Texas	131	12,752,741	4.57	9.816	589	82.16
Virginia	62	9,553,903	3.42	9.068	585	78.59
Arizona	51	9,464,583	3.39	8.548	600	77.49
Maryland	35	8,937,536	3.20	8.735	583	77.38
Michigan	70	7,479,811	2.68	9.851	605	86.27
Pennsylvania	55	7,249,904	2.60	9.382	597	78.44
Washington	35	6,975,996	2.50	8.630	600	80.06
Georgia	49	6,265,879	2.25	9.562	602	86.31
Illinois	35	5,708,350	2.05	9.467	603	80.45
Connecticut	30	5,662,060	2.03	9.059	602	81.08
Ohio	50	5,123,026	1.84	10.032	594	85.91
Colorado	30	4,181,959	1.50	9.051	611	86.21
Nevada	18	3,719,990	1.33	8.750	584	76.42
Rhode Island	15	3,463,273	1.24	8.954	594	81.33
Tennessee	25	3,143,389	1.13	9.740	596	84.84
Maine	25	3,091,233	1.11	9.086	604	77.83
New Hampshire	15	3,051,011	1.09	8.319	613	81.62
Missouri	28	2,950,168	1.06	9.980	587	82.39
North Carolina	25	2,819,687	1.01	9.826	588	81.60
Oregon	13	2,791,010	1.00	8.467	612	82.95
Hawaii	8	2,738,518	0.98	7.542	596	75.95
Indiana	29	2,643,922	0.95	10.130	590	85.41
Minnesota	18	2,611,416	0.94	9.372	601	83.79
Wisconsin	16	1,858,449	0.67	10.037	587	81.45
South Carolina	12	1,712,601	0.61	9.868	574	84.54
Vermont	16	1,679,285	0.60	8.950	639	82.07
Alabama	17	1,578,215	0.57	9.697	607	86.52
Louisiana	12	1,255,169	0.45	9.911	600	83.09
District of Columbia	3	1,036,920	0.37	8.007	564	52.80
Kentucky	8	1,009,472	0.36	9.408	595	88.50
Utah	8	865,687	0.31	9.033	605	84.01
Idaho	7	864,428	0.31	8.455	585	84.60
Oklahoma	10	732,410	0.26	10.605	588	84.76
Iowa	7	716,085	0.26	10.386	569	86.15
Arkansas	8	674,725	0.24	10.005	628	93.45
Montana	4	590,642	0.21	8.857	607	70.04
Mississippi	7	481,474	0.17	11.193	544	76.87
South Dakota	6	451,218	0.16	9.244	616	87.76
Nebraska	2	201,780	0.07	9.985	610	89.69
Wyoming	2	159,830	0.06	10.453	706	100.00
North Dakota	1	103,784	0.04	9.300	547	80.00
Kansas	1	76,389	0.03	11.000	571	85.00

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status

OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Primary	1,430	252,161,932	90.38	8.776	592	78.00
Investment	124	22,149,184	7.94	9.692	643	84.17
Second Home	26	4,697,962	1.68	8.692	620	75.58

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

Documentation Type

INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Full	1,109	174,225,488	62.44	8.762	595	80.44
Stated	458	102,434,275	36.71	8.975	599	75.06
None	8	1,394,713	0.50	9.208	706	88.51
Limited	5	954,602	0.34	10.267	530	64.32

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

Loan Purpose

PURPOSE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Refinance - Cashout	963	200,930,454	72.02	8.697	591	76.45
Purchase	525	62,015,437	22.23	9.284	617	84.11
Refinance - Rate Term	92	16,063,188	5.76	9.051	593	81.65

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Single Family Residence	1,274	210,595,873	75.48	8.874	594	77.89
2-4 Family	101	29,512,918	10.58	8.721	612	76.85
PUD	131	24,162,566	8.66	8.801	606	84.20
Condo	74	14,737,722	5.28	8.806	599	80.24

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Prepayment Charge Term at Origination

PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0	450	78,459,495	28.12	9.117	597	77.03
12	78	23,582,325	8.45	8.696	591	77.99
24	973	162,290,147	58.17	8.804	595	79.36
36	79	14,677,111	5.26	8.132	625	76.70

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

Maximum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
11.500 - 11.999	4	993,896	0.36	7.281	614	70.26
12.000 - 12.499	20	5,870,486	2.12	6.393	612	67.98
12.500 - 12.999	53	15,350,060	5.55	6.807	626	74.13
13.000 - 13.499	87	21,152,036	7.65	7.269	616	75.61
13.500 - 13.999	167	41,483,122	15.00	7.756	613	77.81
14.000 - 14.499	155	34,367,587	12.43	8.240	606	77.52
14.500 - 14.999	213	44,186,621	15.98	8.741	598	77.82
15.000 - 15.499	178	30,243,231	10.94	9.234	593	81.36
15.500 - 15.999	212	32,468,559	11.74	9.734	588	80.94
16.000 - 16.499	109	15,213,555	5.50	10.229	578	79.45
16.500 - 16.999	112	15,568,204	5.63	10.703	566	80.34
17.000 - 17.499	74	8,244,497	2.98	11.146	560	80.18
17.500 - 17.999	63	6,624,083	2.40	11.757	544	78.85
18.000 - 18.499	45	4,237,279	1.53	12.136	535	78.89
18.500 - 18.999	6	552,686	0.20	12.617	527	74.63

Total:	1,498	$276,555,901	100.00%	8.822%	596	78.26%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	2	532,562	0.19	5.873	654	77.45
6.000 - 6.499	19	5,676,021	2.05	6.302	612	68.35
6.500 - 6.999	53	15,542,887	5.62	6.798	629	74.48
7.000 - 7.499	86	21,056,104	7.61	7.255	616	75.50
7.500 - 7.999	167	41,563,809	15.03	7.762	611	77.73
8.000 - 8.499	157	34,884,174	12.61	8.242	605	77.41
8.500 - 8.999	215	44,633,818	16.14	8.757	598	77.55
9.000 - 9.499	176	29,862,178	10.80	9.243	594	81.40
9.500 - 9.999	213	32,588,765	11.78	9.730	588	81.01
10.000 - 10.499	110	15,309,488	5.54	10.231	578	79.58
10.500 - 10.999	111	15,188,621	5.49	10.731	566	80.45
11.000 - 11.499	74	8,244,497	2.98	11.146	560	80.18
11.500 - 11.999	63	6,624,083	2.40	11.757	544	78.85
12.000 - 12.499	46	4,296,210	1.55	12.134	535	78.96
12.500 - 12.999	6	552,686	0.20	12.617	527	74.63

Total:	1,498	$276,555,901	100.00%	8.822%	596	78.26%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Margins of the Adjustable-Rate Loans*

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
3.000 - 3.499	2	133,075	0.05	12.396	526	65.00
4.000 - 4.499	2	127,815	0.05	11.417	554	77.66
5.000 - 5.499	11	1,616,800	0.58	10.154	599	81.07
5.500 - 5.999	39	6,577,540	2.38	8.558	612	79.99
6.000 - 6.499	1,146	211,279,663	76.40	8.616	605	79.53
6.500 - 6.999	229	43,542,373	15.74	9.531	556	74.22
7.000 - 7.499	41	6,961,765	2.52	9.959	558	68.98
7.500 - 7.999	20	4,366,682	1.58	9.257	602	70.72
8.000 - 8.499	6	1,366,708	0.49	9.631	583	74.81
8.500 - 8.999	2	583,480	0.21	9.875	562	72.16

Total:	1,498	$276,555,901	100.00%	8.822%	596	78.26%

*	Based on Adjustable Rate Mortgage Loans only

Next Rate Adjustment Date of the Adjustable-Rate Loans*

NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
March 2008	1	381,623	0.14	8.500	572	85.00
April 2008	4	883,084	0.32	8.912	616	87.02
May 2008	2	600,795	0.22	7.678	639	83.18
June 2008	40	8,794,670	3.18	8.849	590	76.53
July 2008	504	98,150,762	35.49	8.809	598	81.66
August 2008	832	143,244,710	51.80	8.946	591	76.31
July 2009	7	1,446,597	0.52	8.557	597	82.20
August 2009	24	5,042,248	1.82	8.650	597	73.62
July 2011	24	5,407,480	1.96	7.749	629	72.94
August 2011	60	12,603,933	4.56	8.128	636	77.79

Total:	1,498	$276,555,901	100.00%	8.822%	596	78.26%

*	Based on Adjustable Rate Mortgage Loans only

Initial Periodic Rate Cap of the Adjustable-Rate Loans*

INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
2.000	7	1,903,200	0.69	8.464	570	77.45
3.000	1,491	274,652,701	99.31	8.825	597	78.27

Total:	1,498	$276,555,901	100.00%	8.822%	596	78.26%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans*

SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
1.000	1,498	276,555,901	100.00	8.822	596	78.26

Total:	1,498	$276,555,901	100.00%	8.822%	596	78.26%

*	Based on Adjustable Rate Mortgage Loans only

Back Ratios

BACK RATIO (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Not Available	8	1,394,713	0.50	9.208	706	88.51
0.001 - 10.000	5	506,464	0.18	10.612	603	80.68
10.001 - 20.000	48	7,477,548	2.68	9.128	600	77.13
20.001 - 30.000	181	25,077,565	8.99	9.021	597	77.32
30.001 - 40.000	406	68,501,139	24.55	8.932	595	76.53
40.001 - 50.000	601	113,385,024	40.64	8.889	597	79.34
50.001 - 60.000	331	62,666,625	22.46	8.556	596	79.31

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

Credit Grades

CREDIT GRADE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
AA+	1,051	181,497,728	65.05	8.542	616	80.14
AA	226	43,589,439	15.62	9.006	566	78.56
A	121	23,637,392	8.47	9.216	561	75.78
B	124	20,423,837	7.32	10.151	548	71.68
CC	12	1,639,954	0.59	10.939	576	59.04
C	46	8,220,728	2.95	10.055	555	69.00

Total:	1,580	$279,009,079	100.00%	8.848%	597	78.45%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Collateral Summary

The statistics given below are calculated based on the Mortgage Loans existing on the Statistical Calculation Date and their aggregate principal balance as of the Cut-off Date, after giving affect to scheduled principal payments due on or before that date whether or not received.

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:		1,127

Aggregate Scheduled Principal Balance:		$361,844,089	$5,103 - $1,993,826

Average Scheduled Principal Balance:		$321,068

Aggregate Conforming Scheduled Principal Balance:		35.44%

Wtd. Avg. Seasoning (months):		5

Interest Only Mortgage Loans:		21.31%

Interest Only Term (months):		60

Non-Balloon Loans:		62.37%

1st Lien:		96.64%

2nd Lien:		3.36%

Adjustable Rate Mortgage Loans		96.64%

Fixed Rate Mortgage Loans		3.36%

Wtd. Avg. Mortgage Rates:		8.400%	5.750% - 14.375%

Latest Maturity Date:		9/1/2036

Wtd. Avg. Remaining Term to Maturity (months):		355	176 - 357

Wtd. Avg. Gross Margin (ARM Loans Only):		6.211%	5.000% - 9.500%

Wtd. Avg. Initial Periodic Rate Cap (ARM Loans Only):		2.991%

Wtd. Avg. Lifetime Rate Cap (ARM Loans Only):		5.992%

Wtd. Avg. Original CLTV w/o Silent Seconds:		83.13%	33.33% - 100.00%

Wtd. Avg. Original CLTV w/ Silent Seconds:		87.44%	33.33% - 100.00%

Silent Second %:		22.21%

Prepay Penalty %:		79.54%

Wtd. Avg. Borrower FICO:		621

Wtd. Avg. Debt-to-Income Ratio		43.34%	2.48% - 59.51%

Geographic Distribution (Top 5):	CA	35.88%
	FL	11.08%
	NY	10.90%
	TX	5.70%
	NJ	5.35%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Collateral Type

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Fixed - 15 Year	1	23,719	0.01	9.990	659	100.00
Fixed - 20 Year	1	46,324	0.01	12.600	631	100.00
Fixed - 30 Year	181	12,078,628	3.34	11.833	666	99.85
ARM - 6 Month 30/40 Balloon	1	611,197	0.17	8.350	641	90.00
ARM - 2 Year/6 Month	439	124,534,962	34.42	8.811	603	80.58
ARM - 2 Year/6 Month IO	147	66,233,861	18.30	7.801	646	84.24
ARM - 2 Year/6 Month 30/40 Balloon	278	123,718,582	34.19	8.177	615	83.83
ARM - 3 Year/6 Month	11	3,785,336	1.05	8.271	616	73.53
ARM - 3 Year/6 Month IO	5	3,078,500	0.85	7.174	684	91.32
ARM - 3 Year/6 Month 30/40 Balloon	9	3,489,150	0.96	8.087	632	85.29
ARM - 5 Year/6 Month	22	8,117,211	2.24	7.892	639	77.99
ARM - 5 Year/6 Month IO	15	7,799,698	2.16	7.074	660	87.51
ARM - 5 Year/6 Month 30/40 Balloon	17	8,326,922	2.30	7.711	624	78.28

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Principal Balances at Origination

RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	66	2,233,994	0.62	11.634	652	99.91
50,000.01 - 100,000.00	133	10,131,060	2.79	11.173	639	92.04
100,000.01 - 150,000.00	167	20,544,510	5.67	9.817	609	83.93
150,000.01 - 200,000.00	113	19,928,529	5.50	8.927	598	81.88
200,000.01 - 250,000.00	83	18,512,329	5.11	8.604	612	82.13
250,000.01 - 300,000.00	67	18,530,512	5.11	8.411	629	83.71
300,000.01 - 350,000.00	46	14,885,739	4.11	8.261	633	85.16
350,000.01 - 400,000.00	41	15,307,864	4.22	8.163	627	85.45
400,000.01 - 450,000.00	92	39,770,758	10.97	8.163	611	81.39
450,000.01 - 500,000.00	68	32,381,486	8.93	8.114	603	83.21
500,000.01 - 550,000.00	61	32,111,247	8.86	8.025	630	84.54
550,000.01 - 600,000.00	47	27,122,524	7.48	8.374	619	84.47
600,000.01 - 650,000.00	38	23,764,500	6.56	8.088	621	84.46
650,000.01 - 700,000.00	33	22,253,510	6.14	8.340	644	88.30
700,000.01 - 750,000.00	20	14,567,415	4.02	7.913	645	88.40
750,000.01 - 800,000.00	10	7,767,550	2.14	8.625	609	82.22
800,000.01 - 850,000.00	10	8,324,000	2.30	8.320	630	81.66
850,000.01 - 900,000.00	7	6,167,420	1.70	7.642	596	72.60
900,000.01 - 950,000.00	7	6,528,155	1.80	7.683	633	78.93
950,000.01 - 1,000,000.00	6	5,871,750	1.62	8.117	615	81.54
1,000,000.01 and greater	12	15,785,000	4.35	7.399	632	64.44

Total:	1,127	$362,489,852	100.00%	8.400%	621	83.13%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Scheduled Principal Balance as of the Cut-off Date

RANGE OF SCHEDULED PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	67	2,234,258	0.62	11.633	652	99.91
50,000.01 - 100,000.00	133	10,150,986	2.81	11.199	638	92.05
100,000.01 - 150,000.00	167	20,551,284	5.68	9.788	608	83.85
150,000.01 - 200,000.00	112	19,737,192	5.45	8.931	598	81.89
200,000.01 - 250,000.00	83	18,482,077	5.11	8.604	612	82.13
250,000.01 - 300,000.00	67	18,498,695	5.11	8.411	629	83.71
300,000.01 - 350,000.00	46	14,866,790	4.11	8.261	633	85.16
350,000.01 - 400,000.00	42	15,685,442	4.33	8.148	627	85.57
400,000.01 - 450,000.00	91	39,304,650	10.86	8.169	610	81.30
450,000.01 - 500,000.00	68	32,333,830	8.94	8.114	603	83.21
500,000.01 - 550,000.00	62	32,613,409	9.01	8.049	631	84.71
550,000.01 - 600,000.00	47	27,123,392	7.50	8.312	618	83.57
600,000.01 - 650,000.00	38	23,774,555	6.57	8.137	625	85.53
650,000.01 - 700,000.00	32	21,570,290	5.96	8.336	640	88.10
700,000.01 - 750,000.00	21	15,301,735	4.23	7.979	645	88.72
750,000.01 - 800,000.00	9	7,009,254	1.94	8.558	606	80.86
800,000.01 - 850,000.00	10	8,314,064	2.30	8.320	630	81.66
850,000.01 - 900,000.00	7	6,147,456	1.70	7.642	596	72.60
900,000.01 - 950,000.00	7	6,515,391	1.80	7.683	633	78.93
950,000.01 - 1,000,000.00	6	5,862,599	1.62	8.117	615	81.54
1,000,000.01 and greater	12	15,766,740	4.36	7.399	632	64.44

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

Remaining Term to Maturity

RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
121 - 180	1	23,719	0.01	9.990	659	100.00
181 - 240	1	46,324	0.01	12.600	631	100.00
301 - 360	1,125	361,774,046	99.98	8.399	621	83.12

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Mortgage Rates

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	1	531,000	0.15	5.750	616	82.97
6.000 - 6.499	19	9,487,256	2.62	6.249	651	81.59
6.500 - 6.999	44	24,348,701	6.73	6.752	640	76.35
7.000 - 7.499	75	39,709,695	10.97	7.246	641	81.47
7.500 - 7.999	162	71,979,647	19.89	7.760	626	81.03
8.000 - 8.499	170	67,847,362	18.75	8.258	625	84.55
8.500 - 8.999	185	61,741,818	17.06	8.733	614	84.17
9.000 - 9.499	115	35,093,112	9.70	9.221	606	83.77
9.500 - 9.999	106	22,006,435	6.08	9.751	596	84.60
10.000 - 10.499	38	6,783,654	1.87	10.215	587	84.32
10.500 - 10.999	46	7,531,888	2.08	10.665	577	84.28
11.000 - 11.499	26	3,203,872	0.89	11.210	574	88.69
11.500 - 11.999	38	3,822,896	1.06	11.785	599	92.74
12.000 - 12.499	35	2,477,761	0.68	12.222	633	96.82
12.500 - 12.999	46	3,898,970	1.08	12.682	615	96.47
13.000 - 13.499	17	974,102	0.27	13.166	631	99.97
13.500 - 13.999	2	216,018	0.06	13.923	632	97.69
14.000 - 14.499	2	189,902	0.05	14.308	649	100.00

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Combined Original Loan-to-Value Ratios w/o Silent Seconds

RANGE OF COMBINED ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	7	3,235,631	0.89	7.213	584	40.47
50.01 - 55.00	6	2,357,864	0.65	7.517	549	52.98
55.01 - 60.00	12	8,282,057	2.29	7.827	606	57.73
60.01 - 65.00	19	12,056,327	3.33	7.505	616	63.87
65.01 - 70.00	36	21,098,806	5.83	8.156	584	69.28
70.01 - 75.00	47	27,367,076	7.56	8.528	572	73.84
75.01 - 80.00	493	130,544,367	36.08	8.329	614	79.89
80.01 - 85.00	49	21,608,643	5.97	8.213	617	84.62
85.01 - 90.00	116	53,983,685	14.92	8.365	620	89.76
90.01 - 95.00	75	27,947,399	7.72	8.753	642	94.94
95.01 - 100.00	267	53,362,233	14.75	8.935	676	99.99

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

Combined Original Loan-to-Value Ratios w/ Silent Seconds

RANGE OF COMBINED ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. *Original CLTV (%)
Less than or equal to 50.00	7	3,235,631	0.89	7.213	584	40.47
50.01 - 55.00	6	2,357,864	0.65	7.517	549	52.98
55.01 - 60.00	11	7,482,057	2.07	7.857	610	57.68
60.01 - 65.00	17	10,635,082	2.94	7.485	614	63.73
65.01 - 70.00	37	21,898,806	6.05	8.134	584	69.25
70.01 - 75.00	47	27,367,076	7.56	8.528	572	73.84
75.01 - 80.00	129	53,817,046	14.87	8.292	604	79.76
80.01 - 85.00	49	21,520,965	5.95	8.196	618	84.63
85.01 - 90.00	118	55,030,875	15.21	8.360	621	89.71
90.01 - 95.00	85	31,663,123	8.75	8.676	639	94.94
95.01 - 100.00	621	126,835,564	35.05	8.603	644	99.98

Total:	1,127	$361,844,089	100.00%	8.400%	621	87.44%

*	Original CLTV calculated including Silent Seconds.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

FICO Score at Origination

RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Not Available	3	608,140	0.17	10.187	N/A	78.38
500 - 524	41	14,986,958	4.14	9.379	512	75.35
525 - 549	58	20,137,541	5.57	9.471	540	78.43
550 - 574	84	28,957,043	8.00	8.779	564	76.46
575 - 599	228	68,035,375	18.80	8.267	588	78.92
600 - 624	215	73,047,981	20.19	8.178	612	81.82
625 - 649	196	59,229,161	16.37	8.437	636	85.55
650 - 674	134	40,064,814	11.07	8.215	661	86.95
675 - 699	79	26,839,967	7.42	8.130	686	91.66
700 - 724	42	12,142,229	3.36	8.065	712	91.75
725 - 749	23	10,012,548	2.77	8.222	737	91.27
750 - 774	15	5,506,638	1.52	7.898	765	90.61
775 - 799	7	1,433,406	0.40	7.517	783	98.48
800 - 824	2	842,288	0.23	7.548	801	98.31

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Geographic Distribution

Geographic Location	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
California	260	129,831,466	35.88	7.892	629	83.74
Florida	154	40,093,519	11.08	8.686	621	84.14
New York	96	39,458,606	10.90	8.325	635	84.04
Texas	153	20,640,891	5.70	9.466	595	84.62
New Jersey	42	19,362,159	5.35	8.669	616	82.13
Massachusetts	38	15,288,030	4.23	8.151	622	73.82
Virginia	40	12,761,837	3.53	8.656	605	81.19
Maryland	24	9,945,531	2.75	8.308	604	84.26
Connecticut	15	5,833,202	1.61	8.749	601	84.59
Illinois	23	5,829,899	1.61	8.767	612	76.52
Georgia	29	5,626,443	1.55	9.138	612	86.27
Washington	15	5,494,729	1.52	7.883	600	78.63
Nevada	18	5,222,878	1.44	8.442	611	84.60
Arizona	19	4,704,108	1.30	8.928	609	84.29
Pennsylvania	18	4,624,190	1.28	8.816	596	84.69
Rhode Island	16	4,543,149	1.26	9.108	635	87.06
Michigan	21	4,045,013	1.12	9.360	620	85.98
New Hampshire	7	2,970,230	0.82	9.423	608	83.29
Hawaii	5	2,835,291	0.78	7.875	681	81.49
Ohio	18	2,784,584	0.77	9.427	592	82.33
Colorado	10	2,495,489	0.69	8.157	610	82.98
North Carolina	10	2,156,062	0.60	8.189	643	82.70
Oregon	6	2,026,342	0.56	8.863	595	81.66
Louisiana	12	1,994,219	0.55	8.930	611	84.16
South Carolina	13	1,773,059	0.49	9.011	620	83.39
Utah	7	1,393,413	0.39	8.420	620	80.64
Wisconsin	4	1,385,739	0.38	8.968	577	77.50
Tennessee	7	1,145,492	0.32	9.222	595	78.96
Indiana	11	1,036,999	0.29	9.494	619	85.61
Oklahoma	10	957,104	0.26	9.774	591	83.96
Kentucky	2	795,899	0.22	8.908	605	80.00
Minnesota	5	750,814	0.21	9.108	649	86.28
Missouri	5	748,441	0.21	9.419	567	80.00
Mississippi	3	320,420	0.09	9.654	634	87.19
Wyoming	3	317,692	0.09	9.185	626	81.94
Alabama	3	238,053	0.07	10.814	605	83.02
Maine	2	191,872	0.05	8.828	669	62.29
Arkansas	1	74,591	0.02	11.990	546	90.00
Kansas	1	73,903	0.02	11.450	586	80.00
Delaware	1	72,729	0.02	14.200	623	100.00

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Occupancy Status

OCCUPANCY STATUS	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Primary	1,105	348,230,153	96.24	8.382	620	83.10
Investment	16	9,765,954	2.70	9.129	657	86.71
Second Home	6	3,847,982	1.06	8.217	616	76.73

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

Documentation Type

INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Full	736	202,919,359	56.08	8.268	613	83.99
Stated	377	151,371,381	41.83	8.561	631	82.20
Limited	9	5,213,231	1.44	8.708	626	77.75
None	5	2,340,117	0.65	8.754	692	80.30

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

Loan Purpose

PURPOSE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Purchase	836	187,406,458	51.79	8.759	630	85.70
Refinance - Cashout	268	160,564,644	44.37	8.014	609	80.10
Refinance - Rate Term	23	13,872,987	3.83	8.020	627	83.31

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Property Type

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Single Family Residence	788	247,997,064	68.54	8.393	616	82.32
PUD	209	64,386,851	17.79	8.333	619	83.97
2-4 Family	74	32,185,758	8.89	8.524	655	89.00
Condo	56	17,274,417	4.77	8.515	633	80.61

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Prepayment Charge Term at Origination

PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
0	271	74,020,767	20.46	8.891	619	81.42
12	101	47,016,794	12.99	8.268	636	84.48
24	693	217,320,324	60.06	8.347	616	83.33
30	1	579,078	0.16	8.500	598	90.00
36	60	22,622,682	6.25	7.558	644	83.62
60	1	284,444	0.08	9.600	626	95.00

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

Maximum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
10.000 - 10.499	1	304,609	0.09	7.100	604	80.00
10.500 - 10.999	2	1,457,627	0.42	7.788	649	89.86
11.500 - 11.999	2	748,791	0.21	6.593	611	82.11
12.000 - 12.499	20	9,597,412	2.74	6.280	650	81.58
12.500 - 12.999	43	24,041,581	6.88	6.749	639	76.30
13.000 - 13.499	74	39,405,086	11.27	7.247	642	81.48
13.500 - 13.999	155	68,754,966	19.66	7.757	626	80.78
14.000 - 14.499	169	67,659,679	19.35	8.258	625	84.57
14.500 - 14.999	189	62,770,201	17.95	8.697	614	84.07
15.000 - 15.499	114	35,137,709	10.05	9.215	606	83.75
15.500 - 15.999	84	21,732,869	6.21	9.708	596	84.03
16.000 - 16.499	26	5,852,350	1.67	10.211	567	81.83
16.500 - 16.999	27	6,240,906	1.78	10.671	548	81.07
17.000 - 17.499	17	2,513,916	0.72	11.190	534	85.69
17.500 - 17.999	13	2,122,454	0.61	11.796	545	86.93
18.000 - 18.499	5	457,862	0.13	12.232	535	83.73
18.500 - 18.999	3	897,400	0.26	12.575	531	84.98

Total:	944	$349,695,418	100.00%	8.281%	619	82.55%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans*

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.500 - 5.999	1	531,000	0.15	5.750	616	82.97
6.000 - 6.499	19	9,487,256	2.71	6.249	651	81.59
6.500 - 6.999	45	24,765,344	7.08	6.773	640	76.49
7.000 - 7.499	76	40,145,926	11.48	7.255	641	81.37
7.500 - 7.999	161	71,563,004	20.46	7.758	626	81.01
8.000 - 8.499	169	67,411,131	19.28	8.259	625	84.63
8.500 - 8.999	185	61,741,818	17.66	8.733	614	84.17
9.000 - 9.499	114	35,060,182	10.03	9.221	606	83.75
9.500 - 9.999	83	20,904,869	5.98	9.739	593	83.79
10.000 - 10.499	26	5,852,350	1.67	10.211	567	81.83
10.500 - 10.999	27	6,240,906	1.78	10.671	548	81.07
11.000 - 11.499	17	2,513,916	0.72	11.190	534	85.69
11.500 - 11.999	13	2,122,454	0.61	11.796	545	86.93
12.000 - 12.499	5	457,862	0.13	12.232	535	83.73
12.500 - 12.999	3	897,400	0.26	12.575	531	84.98

Total:	944	$349,695,418	100.00%	8.281%	619	82.55%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Margins of the Adjustable-Rate Loans*

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
5.000 - 5.499	2	1,023,537	0.29	8.393	552	80.60
5.500 - 5.999	20	7,477,640	2.14	7.749	639	83.25
6.000 - 6.499	804	294,356,467	84.18	8.190	626	83.35
6.500 - 6.999	91	34,787,420	9.95	8.915	568	77.55
7.000 - 7.499	15	7,410,017	2.12	8.925	596	75.53
7.500 - 7.999	9	3,843,269	1.10	9.143	619	81.41
8.000 - 8.499	1	468,144	0.13	8.400	555	75.00
8.500 - 8.999	1	199,404	0.06	8.650	600	52.63
9.500 - 9.999	1	129,520	0.04	9.750	586	80.00

Total:	944	$349,695,418	100.00%	8.281%	619	82.55%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans*

NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
January 2007	1	611,197	0.17	8.350	641	90.00
March 2008	2	1,373,676	0.39	7.862	578	62.61
April 2008	2	1,125,081	0.32	7.865	641	82.53
May 2008	6	3,182,646	0.91	8.105	577	76.47
June 2008	31	12,650,123	3.62	8.103	644	87.76
July 2008	323	119,953,975	34.30	8.367	621	85.95
August 2008	499	175,953,313	50.32	8.366	613	80.27
September 2008	1	248,591	0.07	8.100	636	80.00
June 2009	1	127,641	0.04	9.840	681	80.00
July 2009	11	5,924,039	1.69	7.644	660	90.72
August 2009	13	4,301,305	1.23	8.154	616	71.94
July 2011	23	10,415,990	2.98	7.690	658	83.00
August 2011	31	13,827,842	3.95	7.474	627	79.76

Total:	944	$349,695,418	100.00%	8.281%	619	82.55%

*	Based on Adjustable Rate Mortgage Loans only

Initial Periodic Rate Cap of the Adjustable-Rate Loans*

INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
2.000	5	3,248,773	0.93	7.953	608	72.15
3.000	939	346,446,645	99.07	8.284	619	82.64

Total:	944	$349,695,418	100.00%	8.281%	619	82.55%

*	Based on Adjustable Rate Mortgage Loans only

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

DESCRIPTION OF THE GROUP III COLLATERAL

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans*

SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
1.000	943	349,268,218	99.88	8.281	619	82.55
1.500	1	427,200	0.12	8.320	617	80.00

Total:	944	$349,695,418	100.00%	8.281%	619	82.55%

*	Based on Adjustable Rate Mortgage Loans only

Back Ratios

BACK RATIO (%)	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
Not Available	5	2,340,117	0.65	8.754	692	80.30
0.001 - 10.000	3	1,442,715	0.40	7.881	608	79.54
10.001 - 20.000	14	1,442,575	0.40	9.270	609	83.44
20.001 - 30.000	107	22,450,774	6.20	8.688	611	78.52
30.001 - 40.000	308	87,161,831	24.09	8.597	619	82.73
40.001 - 50.000	475	167,707,470	46.35	8.339	627	83.78
50.001 - 60.000	215	79,298,607	21.92	8.215	611	83.63

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

Credit Grades

CREDIT GRADES	NUMBER OF MORTGAGE LOANS	SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF SCHEDULED PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	W.A. MORTGAGE RATES (%)	W.A. FICO	W.A. Original CLTV (%)
AA+	927	285,702,208	78.96	8.265	633	84.05
AA	103	36,687,310	10.14	8.790	579	81.15
A	49	21,675,364	5.99	8.614	573	79.45
B	42	15,534,035	4.29	9.373	568	77.18
CC	3	1,303,112	0.36	10.857	536	70.81
C	3	942,060	0.26	9.698	591	80.00

Total:	1,127	$361,844,089	100.00%	8.400%	621	83.13%

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